                          ASSET CONTRIBUTION AGREEMENT

                                  by and among

                      THIRD MILLENNIUM COMMUNICATIONS, INC.


                        GALAXY INFORMATION SERVICES, LLC

                                       and

                        THE OFFICIAL INFORMATION COMPANY









                             Dated as of May 3, 2000

                                TABLE OF CONTENTS


ARTICLE I....................................................................1

   1.1      DEFINITIONS......................................................1
   1.2      SINGULAR/PLURAL; GENDER..........................................8

ARTICLE II...................................................................9

   2.1      CONTRIBUTION.....................................................9
   2.2      ISSUANCE OF LLC UNITS AND WARRANTS...............................9
   2.3      CLOSING DATE DELIVERIES..........................................9
   2.4      ASSUMPTION OF LIABILITIES........................................9
   2.5      TAXES............................................................9
   2.6      RISK OF LOSS.....................................................9

ARTICLE III.................................................................10

   3.1      HART-SCOTT-RODINO NOTIFICATION..................................10
   3.2      OTHER GOVERNMENTAL APPROVALS....................................10

ARTICLE IV..................................................................10

   4.1      ORGANIZATION....................................................10
   4.2      AUTHORIZATION; ENFORCEABILITY...................................10
   4.3      ABSENCE OF CONFLICTING AGREEMENTS...............................11
   4.4      TITLE TO CONTRIBUTED ASSETS; LIENS AND ENCUMBRANCES.............11
   4.5      EQUIPMENT.......................................................11
   4.6      CONTRACTS.......................................................12
   4.7      LEASES..........................................................12
   4.8      INTANGIBLE PROPERTY.............................................13
   4.9      FINANCIAL STATEMENTS............................................14
   4.10     NO MATERIAL ADVERSE CHANGE......................................14
   4.11     NO LITIGATION; COMPLIANCE WITH LAW..............................15
   4.12     TAXES...........................................................16
   4.13     ACCOUNTS RECEIVABLES............................................16
   4.14     INSURANCE.......................................................16
   4.15     BROKERS.........................................................16
   4.16     POWERS OF ATTORNEY..............................................17
   4.17     EMPLOYEES.......................................................17
   4.18     EMPLOYEE BENEFIT PLANS/LABOR RELATIONS..........................18
   4.19     ENVIRONMENTAL COMPLIANCE........................................19
   4.20     INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS................19
   4.21     PROPER BUSINESS PRACTICES.......................................19
   4.22     INVESTMENT INTENT...............................................20
   4.23     ACCREDITED INVESTOR.............................................20
   4.24     DISCLOSURE OF INFORMATION.......................................20
   4.25     DISCLOSURE......................................................20

ARTICLE V...................................................................21

   5.1      ORGANIZATION....................................................21
   5.2      AUTHORIZATION; ENFORCEABILITY...................................21
   5.3      AUTHORIZATION OF LLC UNITS......................................21
   5.4      GALAXY'S CAPITALIZATION.........................................21
   5.5      ABSENCE OF CONFLICTING LAWS AND AGREEMENTS......................22
   5.6      SUBSIDIARIES....................................................23
   5.7      FINANCIAL STATEMENTS............................................23
   5.8      OWNERSHIP OF PROPERTIES.........................................25

   5.9      REGISTRATION RIGHTS.............................................25
   5.10     PRIVATE OFFERING................................................25
   5.11     NO BROKERS......................................................25
   5.12     LITIGATION......................................................25
   5.13     EMPLOYEES, LABOR RELATIONS, LABOR AGREEMENT.....................26
   5.14     TAXES...........................................................27
   5.15     ENVIRONMENTAL MATTERS...........................................28
   5.16     ERISA...........................................................28
   5.17     INTELLECTUAL PROPERTY RIGHTS....................................29
   5.18     COMPLIANCE WITH LAWS............................................30
   5.19     AGREEMENTS......................................................30
   5.20     DISCLOSURE......................................................30

ARTICLE VI..................................................................30

   6.1      ACCESS AND INSPECTION PERIOD....................................30
   6.2      NOTICE OF ADVERSE CHANGES.......................................31
   6.3      OPERATIONS OF THE BUSINESS PENDING CLOSING......................31
   6.4      OPERATIONS OF GALAXY PENDING CLOSING............................33
   6.5      CONSENTS........................................................34
   6.6      COOPERATION.....................................................34
   6.7      EXCLUSIVITY.....................................................34
   6.8      RELEASE OF LIENS................................................34
   6.9      TAX RETURNS AND PAYMENTS........................................34
   6.10     PUBLIC ANNOUNCEMENT.............................................34
   6.11     BEST EFFORTS....................................................35

ARTICLE VII.................................................................35

   7.1      COMPLIANCE WITH AGREEMENT.......................................35
   7.2      PROCEEDINGS AND INSTRUMENTS SATISFACTORY........................35
   7.3      REPRESENTATIONS AND WARRANTIES..................................35
   7.4      NO MATERIAL ADVERSE CHANGE......................................35
   7.5      EVENT OF LOSS...................................................35
   7.6      DELIVERIES AT CLOSING...........................................36
   7.7      OTHER DOCUMENTS.................................................36
   7.8      POSSESSION; INSTRUMENTS OF CONVEYANCE AND TRANSFER..............36
   7.9      APPROVALS AND CONSENTS..........................................36
   7.10     ABSENCE OF INVESTIGATIONS AND PROCEEDINGS.......................36
   7.11     GOVERNMENTAL CONSENTS...........................................36
   7.12     NO LIENS........................................................36
   7.13     EMPLOYMENT AGREEMENTS...........................................36
   7.14     EVW AGREEMENTS..................................................37

ARTICLE VIII................................................................37

   8.1      COMPLIANCE WITH AGREEMENT.......................................37
   8.2      PROCEEDINGS AND INSTRUMENTS SATISFACTORY........................37
   8.3      REPRESENTATIONS AND WARRANTIES..................................37
   8.4      NO MATERIAL ADVERSE CHANGE......................................37
   8.5      DELIVERIES AT CLOSING...........................................38
   8.6      OTHER DOCUMENTS.................................................38
   8.7      ABSENCE OF INVESTIGATIONS AND PROCEEDINGS.......................38
   8.8      GOVERNMENTAL CONSENTS...........................................38
   8.9      GALAXY OPTIONS..................................................38

ARTICLE IX..................................................................39

   9.1      RECORDS.........................................................39
   9.2      EMPLOYEES.......................................................39

ARTICLE X...................................................................40

   10.1     INDEMNIFICATION BY 3MC..........................................40
   10.1     INDEMNIFICATION BY 3MC..........................................40
   10.2     INDEMNIFICATION BY TOIC.........................................41
   10.3     NOTIFICATION OF CLAIMS; ELECTION TO DEFEND......................42
   10.4     LIMITS FOR RECOVERY OF LOSSES...................................43

ARTICLE XI..................................................................43

   11.1     TERMINATION.....................................................43
   11.2     RIGHTS ON TERMINATION...........................................43
   11.3     FURTHER ASSURANCES..............................................43
   11.4     SURVIVAL........................................................44
   11.5     ENTIRE AGREEMENT; AMENDMENT; AND WAIVERS........................44
   11.6     EXPENSES........................................................44
   11.7     BENEFIT; ASSIGNMENT.............................................44
   11.8     NOTICES.........................................................44
   11.9     COUNTERPARTS; HEADINGS..........................................45
   11.10    SEVERABILITY....................................................45
   11.11    NO RELIANCE.....................................................46
   11.12    JUDICIAL INTERPRETATION.........................................46
   11.13    SATURDAYS, SUNDAYS AND LEGAL HOLIDAYS...........................46
   11.14    GOVERNING LAW; WAIVER OF JURY TRIAL.............................46
   11.15    INCOME TAX POSITION.............................................46

                          ASSET CONTRIBUTION AGREEMENT


         This ASSET CONTRIBUTION AGREEMENT is entered into as of May 3, 2000, by and among THIRD MILLENNIUM COMMUNICATIONS, INC., a Georgia corporation ("3MC"), GALAXY INFORMATION SERVICES, LLC, a Delaware limited liability company ("Galaxy"), and THE OFFICIAL INFORMATION COMPANY, a Delaware corporation ("TOIC").

                                R E C I T A L S:

         A. 3MC owns and operates an E-Products business division which sells products and services through 3MC's ExpoExchange, e-booths and e-merchandise (the "Business").

         B. 3MC is willing to contribute to Galaxy and Galaxy is willing to accept from 3MC substantially all of the assets of 3MC related to the Business in exchange for 6,133,590 LLC Units (as defined herein) of Galaxy, on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINITIONS. Except as specified otherwise, when used in this Agreement and any Exhibits or Schedules, the following terms shall have the meanings specified:

         "ACCOUNTS RECEIVABLE" shall mean all accounts receivable of 3MC relating to the Business immediately prior to the Closing, as determined in accordance with GAAP;

         "AFFILIATE" as applied to any specified Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person. For purposes of the foregoing, "control," when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" shall have meanings correlative to the foregoing. In the case of a Person who is an individual, the term "Affiliate" shall include, with respect to such specified Person, (i) members of such specified Person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act), and
(ii) trusts, the trustee or the beneficiaries of which are such specified Person or members of such Person's immediate family as determined in accordance with the foregoing clause (i). Notwithstanding the foregoing, Galaxy and its Affiliates shall not be deemed Affiliates of 3MC for purposes of this Agreement;

         "AGREEMENT" shall mean this Asset Contribution Agreement, together with the Schedules and Exhibits, as the same shall be amended from time to time in accordance with the terms hereof;

         "APPLICABLE LAWS" with respect to any Person, shall mean all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject;

         "ASSUMED LIABILITIES" shall mean the obligations of 3MC under the Contracts listed on Schedule 1.2, the Leases listed on Schedule 1.6, and Contracts and Leases, if any, entered into after the date hereof and prior to the Closing Date in accordance with this Agreement, in each case arising from and accruing with respect to the operation of the Business after the Closing Date;

         "ASSUMPTION AGREEMENT" shall mean an instrument in the form of EXHIBIT "A" attached hereto;

         "AUDIT" shall mean any audit, assessment of Taxes, other examination by any Tax Authority, proceeding or appeal of such proceeding relating to Taxes;

         "BILL OF SALE AND ASSIGNMENT" shall mean the instrument in the form of EXHIBIT "B" attached hereto;

         "BUSINESS" shall have the meaning set forth in the Recitals;

         "CASH" shall mean all moneys of 3MC, whether in the form of cash, cash equivalents, marketable securities, short term investments or deposits in bank or other financial institution accounts of any kind;

         "CLAIM" shall mean any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding;

         "CLOSING" shall mean the conference to be held at 10:00 a.m., Atlanta time on the Closing Date at the offices of Galaxy's counsel, Greenberg Traurig, at 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, or at such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated;

         "CLOSING DATE" shall mean (i) the later of May 31, 2000, or as soon as practicable thereafter as the conditions set forth in Section 7.11 and 8.8 have been satisfied or (ii) on such other date as the parties may mutually agree. The Closing shall be deemed effective as of 12:01 a.m. on the first day subsequent to the Closing Date;

         "CODE" shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;

         "CONTRACT ASSIGNMENT" shall mean the Assignment and Assumption of Contracts, in the form of EXHIBIT "C" attached hereto;

         "CONTRACTS" shall mean those agreements (other than those included in the Retained Assets and other than the Leases) under which 3MC conducts the Business, whether written, oral, or implied, including, without limitation, those agreements listed on Schedule 1.2;

         "CONTRIBUTED ASSETS" shall mean: (a) the Contracts; (b) the Customer Lists; (c) the Equipment; (d) the Intangible Property; (e) the Leases (other than with respect to real property); (f) the Licenses; (g) the Miscellaneous Assets; and (h) the Records;

         "COPYRIGHTS" shall mean all copyrights (including computer software, data and documentation) and any registrations and applications to register or renew the registration thereof owned, leased, licensed or used by 3MC in connection with the Business including, without limitation, those items listed on Schedule 1.3;

         "CUSTOMER LISTS" shall mean all lists, documents, information in whatever form or media, including without limitation computer disks and programs and other computer readable media used by, prepared for the benefit of, or in the possession of 3MC concerning past, present and potential customers, advertisers or vendors of the Business;

         "DOCUMENTS" shall mean this Agreement and the other documents, agreements and certificates executed pursuant to or in connection with this Agreement;

         "ENVIRONMENTAL CLAIM" shall mean with respect to a Person any claim, action, cause of action, investigation of which such Person or any of its Subsidiaries, including any of their management employees, have actual knowledge after reasonable inquiry, or written notice by any third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased, used or operated by the such Person or any of its Subsidiaries, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law;

         "ENVIRONMENTAL LAWS" shall mean all Applicable Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

         "EQUIPMENT" shall mean all of the machinery, computers, equipment, furniture, fixtures, furnishings, parts, vehicles and other items of tangible personal property owned or leased by 3MC and used in connection with the operation of the Business, including, without limitation, those items listed on
Schedule 1.4 (other than those items included in the Retained Assets);

         "EQUITY INTEREST" shall mean (i) with respect to a corporation, any and all issued and outstanding capital stock and warrants, options or other rights to acquire capital stock or securities convertible into any form of equity interest and (ii) with respect to a partnership, limited liability company or similar Person, any and all units, interests, or other equivalents of, or other ownership interests in any such Person and warrants, options or other rights to acquire any such units or interests or securities convertible into any form of equity interest;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "EVENT OF LOSS" shall mean any loss, taking, condemnation, damage or destruction of or to any of the Contributed Assets;

         "GAAP" shall mean United States generally accepted accounting principles consistently applied;

         "GALAXY BENEFIT PLANS" shall mean (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA), (ii) all current or deferred compensation, pension, profit sharing, vacation or severance plans or programs and (iii) all medical, hospital, accident, disability or death benefit plans maintained by Galaxy or any of its domestic Subsidiaries or maintained for the benefit of any current or former employee, officer or director of Galaxy or any of its Subsidiaries;

         "GALAXY" shall mean Galaxy Information Services, LLC, a Delaware limited liability company;

         "GALAXY'S CLOSING CERTIFICATE" shall mean the certificate of an officer of Galaxy in the form of EXHIBIT "D-1" attached hereto;

         "GALAXY'S OPINION OF COUNSEL" shall mean the opinion of counsel of Galaxy in the form of EXHIBIT "E" attached hereto;

         "GALAXY OPTIONS" shall mean options to purchase Class C LLC Units issued pursuant to Galaxy's Option Plan;

         "GALAXY'S OPTION PLAN" shall mean Galaxy's 2000 Unit Option Plan;

         "GALAXY'S PERFORMANCE CERTIFICATE" shall mean the certificate of Galaxy in the form of EXHIBIT "F" hereto;

         "GOVERNMENTAL AUTHORITY" shall mean any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof;

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         "INTANGIBLE PROPERTY" shall mean (a) the Copyrights; (b) the Trade Secrets; (c) the Trademarks; (d) the Patents; (e) all computer software used in the Business (other than those items included in the Retained Assets), including, without limitation, those items listed on Schedule 1.5 (including the object code and the source code to the extent referenced on such Schedule and all documentation with respect to such software), world wide web sites and web pages; (f) licenses of any of the foregoing; and (g) all goodwill associated therewith;

         "IRS" shall mean the Internal Revenue Service;

         "LEASES" shall mean the leases, subleases and other agreements with respect to Equipment or real property to which 3MC is a party with respect to the Business, as listed on Schedule 1.6;

         "LICENSES" shall mean the licenses, permits and authorizations issued by any Governmental Authority to 3MC for the operation of the Business, as listed on Schedule 1.7;

         "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, including without limitation any agreement to give or grant any of the foregoing, any conditional sale or other title retention agreement and the filing of or agreement to give any financing statement with respect to any of the Contributed Assets under the Uniform Commercial Code of the State of Georgia, or comparable law of any other jurisdiction;

         "LLC AGREEMENT" shall mean the Third Amended and Restated Limited Liability Company Agreement of Galaxy, to be dated as of the Closing Date, in the form of Exhibit "G" hereto;

         "LLC UNITS" shall mean the Class B limited liability company units in Galaxy;

         "MATERIAL ADVERSE EFFECT" shall mean with respect to a Person (a) a material adverse effect upon the business, operations, properties, assets, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the ability of such Person to perform its obligations under this Agreement or any of the other Documents;

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean chemicals, pollutants, contaminants, industrial, toxic or hazardous wastes, substances or constituents, petroleum and petroleum products (or any by-product or constituent thereof), asbestos or asbestos-containing materials or PCBs, except for cleaning, maintenance, and similar products stored or used in de minimis quantities;

         "MISCELLANEOUS ASSETS" shall mean all tangible and intangible assets used by 3MC in the operation of the Business on the date hereof and as of the Closing Date and not otherwise specifically referred to in this Agreement, including any warranties related to any of the Contributed Assets, excepting therefrom only the Retained Assets;

         "ORDER" shall mean any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law;

         "PATENTS" shall mean all of those foreign and United States patents including registrations and applications to register patents, owned, licensed, used or filed by 3MC with respect to the Business, including, without limitation, those set forth on Schedule 1.8;

         "PERMITTED LIENS" shall mean solely with respect to 3MC, Liens existing on the Closing Date to remain on the Contributed Assets after the Closing Date as agreed to by Galaxy, and with respect to 3MC or Galaxy, (a) Liens for Taxes not yet delinquent or subject to penalty; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business of either 3MC or Galaxy, as the case may be, consistent with past practices for amounts not yet due; and (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business of either 3MC or Galaxy, as the case may be, consistent with past practices in connection with worker's compensation, unemployment insurance or other types of social security;

         "PERSON" shall mean any natural person, general or limited partnership, corporation, association, limited liability company or other entity;

         "RECORDS" shall mean all files and records related to the Business, including without limitation schematics, technical information and engineering data, programming information, correspondence, books of account, employment records, customer files, purchase and sales records and correspondence, advertising records, files and literature and other written materials of 3MC with respect to the Business other than Records which are Retained Assets;

         "RETAINED ASSETS" shall mean (a) the Cash; (b) Accounts Receivable, (c) any and all claims of 3MC with respect to the Business relating to transactions prior to the Closing Date including, without limitation, claims for tax refunds and refunds of License fees except to the extent such claims relate to Assumed Liabilities or the Contributed Assets; (d) all of those assets of Seller used in connection with the Business that do not constitute Contributed Assets, as listed on Schedule 1.10; and (e) all assets related to 3MC's employee benefit plans except as provided on Section 9.2 of this Agreement;

         "RETAINED LIABILITIES" shall mean all obligations and liabilities of 3MC whether now existing or previously or hereafter incurred, other than the Assumed Liabilities, which Retained Liabilities shall include but not be limited to (a) all Taxes that result from or have accrued in connection with the operation of the Business, or relate to periods, prior to the Closing Date; (b) liabilities, claims and obligations arising under Contracts and Leases transferred to Galaxy in accordance with this Agreement to the extent such liabilities, claims and obligations arise during or relate to or have accrued in connection with any period prior to the Closing; (c) all liabilities, claims and obligations accruing with respect to or in connection with the operation of the Business prior to the Closing; (d) all liabilities related to 3MC's employee benefit plans except as provided in Section 9.2 of this Agreement; (e) all liabilities related to any severance pay required to be paid to 3MC Employees in respect of any period prior to the Closing Date; and
(f) all liabilities and obligations of 3MC under this Agreement and any other agreement entered into in connection herewith;

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same may from time to time be in effect;

         "SHAREHOLDERS AGREEMENT" means the Amended and Restated Shareholders Agreement to be entered into at the Closing between TOIC (or its assignee) and 3MC in the form of Exhibit "H" attached hereto, with such other changes as mutually agreed to by TOIC (or its assignee) and 3MC;

         "SUBSIDIARY" shall mean with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person, as the case may be (either alone or through or together with any other Subsidiary) owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity;

         "TAX" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever imposed by any Governmental Authority, including any interest, penalty, or addition thereto, whether disputed or not;

         "TAX AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Tax;

         "TAX RETURNS" shall mean all Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes;

         "TOIC" shall mean The Official Information Company, a Delaware corporation;

         "TOIC CLOSING CERTIFICATE" shall mean the certificate of TOIC in the form of Exhibit "D-2" attached hereto;

         "3MC" shall mean Third Millennium Communications, Inc., a Georgia corporation;

         "3MC's Closing Certificate" shall mean the certificate of 3MC in the form of EXHIBIT "I" attached hereto;

         "3MC EMPLOYEE" shall mean an employee of 3MC with respect to the Business immediately prior to the termination thereof pursuant to Section 9.2;

         "3MC'S OPINION OF COUNSEL" shall mean the legal opinion of counsel to 3MC addressed to Galaxy in the form of EXHIBIT "J" attached hereto;

         "3MC'S PERFORMANCE CERTIFICATE" shall mean the certificate of the Secretary of 3MC in the form of EXHIBIT "K" attached hereto;

         "TRADE SECRETS" shall mean all proprietary information owned, leased, licensed or used by 3MC relating to the Business in any form or media, including without limitation trade secrets, ideas, confidential business and technical information, inventions, designs, know-how, processes and Customer Lists;

         "TRADEMARKS" shall mean all of those foreign, Internet and United States trade names, trademarks, service marks, trade dress and domain names, including registrations and applications to register or renew the registrations of any of the foregoing, trademark and service mark registrations and trademark and service mark applications owned, licensed, leased or used by 3MC with respect to the Business, including, without limitation, those set forth on
Schedule 1.11;

         "TRANSFERRED EMPLOYEE" shall mean a 3MC Employee who becomes an employee of Galaxy pursuant to Section 9.2; and

         "TRANSITION AGREEMENT" shall mean that certain Transition Services Agreement to be entered into at Closing by and among TOIC, Galaxy and 3MC, substantially in the form of EXHIBIT "L" attached hereto; and

         "WARRANTS" shall mean the warrants to be issued to 3MC hereunder to purchase LLC Units of Galaxy, in the form of EXHIBIT "M" attached hereto.

         1.2 SINGULAR/PLURAL; GENDER. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

                                   ARTICLE II

                                  CONTRIBUTION

         2.1 CONTRIBUTION. At the Closing on the Closing Date, and subject to all of the terms and conditions of this Agreement, 3MC shall sell, assign, convey, transfer and deliver to Galaxy, and Galaxy shall purchase all of 3MC's right, title and interest, legal and equitable, in and to the Contributed Assets, free and clear of all Liens except Permitted Liens. 3MC shall not transfer, convey or assign to Galaxy, but shall retain, all of its right, title and interest in and to the Retained Assets.

         2.2 ISSUANCE OF LLC UNITS AND WARRANTS. At the Closing on the Closing Date, subject to all of the terms and conditions of this Agreement, as consideration for the purchase of the Contributed Assets, Galaxy shall issue to 3MC 6,133,590 LLC Units and the Warrants.

         2.3 CLOSING DATE DELIVERIES. At the Closing on the Closing Date:

                  (a) 3MC shall deliver, or cause to be delivered, to Galaxy, properly executed and dated as of the Closing Date: (i) the Assumption Agreement; (ii) the Bill of Sale and Assignment; (iii) the Contract Assignment;
(iv) 3MC's Closing Certificate; (v) 3MC's Opinion of Counsel; (vi) 3MC's Performance Certificate; (vii) the LLC Agreement; (viii) the Transition Agreement; (ix) the agreement issuing the Warrants; (x) the Shareholders' Agreement; and (xi) such other documents as provided in Article VII hereof or as Galaxy shall reasonably request; and

                  (b) Galaxy shall deliver, or cause to be delivered, to 3MC, properly executed and dated as of the Closing Date: (i) the Assumption Agreement; (ii) the Bill of Sale and Assignment; (iii) the Contract Assignment;
(iv) Galaxy's and TOIC's Closing Certificate; (v) Galaxy's Opinion of Counsel;
(vi) Galaxy's Performance Certificate; (vii) certificates representing 6,133,590 LLC Units registered in the name of 3MC; (viii) the LLC Agreement; (ix) the Transition Agreement; (x) the agreement issuing the Warrants; (xi) the Shareholders' Agreement executed by TOIC; and (xii) such other documents as provided in Article VIII hereof or as 3MC shall reasonably request.

         2.4 ASSUMPTION OF LIABILITIES. At the Closing, Galaxy shall assume and agree to pay, perform and discharge the Assumed Liabilities. Except for the Assumed Liabilities or such other charges as are specifically allocated to Galaxy elsewhere in this Agreement, Galaxy does not and shall not assume or become obligated to pay any debt, obligation or liability of any kind or nature of 3MC or the Business, whether or not incurred or accrued in connection with the operation of the Business.

         2.5 TAXES. All Taxes applicable to, imposed upon or arising out of the transfer to Galaxy of the Contributed Assets as contemplated by this Agreement shall be paid by 3MC.

         2.6 RISK OF LOSS. The risk of all Events of Loss prior to the Closing shall be upon 3MC and the risk of all Events of Loss at or subsequent to the Closing shall be upon Galaxy.

                                   ARTICLE III

                             GOVERNMENTAL APPROVALS

         3.1 HART-SCOTT-RODINO NOTIFICATION. Galaxy and 3MC agree that as soon as practicable, but in no event later than three (3) days after the execution of this Agreement, each will complete and file the "Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions" as, and if, required by the HSR Act and will promptly complete and file responses to all requests for additional data and information which may be made under such the HSR Act. Galaxy and 3MC shall each pay one-half (1/2) of all HSR Act filing fees relating to the transactions contemplated hereby, irrespective of whether the transactions contemplated hereby are consummated, and each party shall be responsible for all other fees and expenses incurred on such party's behalf in connection therewith.

         3.2 OTHER GOVERNMENTAL APPROVALS. Promptly following the execution of this Agreement, the parties shall proceed to prepare and file with the appropriate governmental authorities any requests for approvals or waivers that are required from governmental authorities in connection with the Closing, and shall diligently and expeditiously prosecute, and shall cooperate fully with each other in the prosecution of, such requests for approvals or waivers and all proceedings necessary to secure such approvals and waivers.



                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF 3MC

         3MC represents and warrants to Galaxy, all of which representations and warranties shall survive the Closing in accordance with Section 11.4, the following:

         4.1 ORGANIZATION. 3MC is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. 3MC has the power and authority to own, lease and operate the Contributed Assets and to conduct the Business as it is now being conducted. 3MC is not required to be qualified as a foreign corporation to transact business in any jurisdiction. 3MC has previously delivered to Galaxy complete and correct copies of the articles of incorporation and bylaws of 3MC, and such documents remain in effect on the date hereof.

         4.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by 3MC of this Agreement and all of the Documents and the consummation by 3MC of the transactions contemplated hereby and thereby are within the corporate power of 3MC and have been duly authorized by all necessary corporate action by 3MC, and no other corporate proceedings or approvals are required on the part of 3MC to authorize this Agreement or the Documents or to consummate the transactions contemplated hereby or thereby. This Agreement is, and the Documents will be, when executed and delivered by 3MC, the valid and binding obligations of 3MC, enforceable against 3MC in accordance with their respective terms subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies and to the extent the indemnification provisions contained herein and in the Documents may be limited by applicable federal or state securities laws.

         4.3 ABSENCE OF CONFLICTING AGREEMENTS. Except as set forth on Schedule 4.3, neither the execution, delivery or performance of this Agreement or the other Documents in accordance with their terms by 3MC, nor the consummation of the sale and purchase of the Contributed Assets or any other transaction as contemplated by this Agreement does or will, after the giving of notice, or the lapse of time or both, or otherwise:

                  (a) violate or conflict with, result in a breach of, or constitute a default under, the articles of incorporation or bylaws or other organizational documents of 3MC; violate or conflict in any material respect with any Applicable Law; or violate, be in conflict with, or constitute a breach or default (or any event which with the passage of time or notice or both would become a default) under any material Contract;

                  (b) result in the creation of any Lien upon any of the Contributed Assets;

                  (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform, any material Contract;

                  (d) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any material Contract; or

                  (e) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any Governmental Authority or other Person except that Galaxy may have certain obligations under state and federal securities laws in connection with the issuance of the LLC Units.

         4.4 TITLE TO CONTRIBUTED ASSETS; LIENS AND ENCUMBRANCES. The Contributed Assets include all of the assets and rights of every type, real, personal and mixed, tangible and intangible that are used in the operation of the Business as currently conducted, with the exception of the Retained Assets. 3MC does not own any Subsidiaries with respect to the Business. Except as set forth on Schedule 4.4, 3MC owns good and marketable title to, or has valid and enforceable license or leasehold interests in, all of the Contributed Assets free and clear of any and all Liens except Permitted Liens.

         4.5 EQUIPMENT. Except as set forth on Schedule 4.5, each of the items of Equipment is in good condition and repair, ordinary wear and tear excepted. The list of Equipment on Schedule 1.4 is a true and correct list of all items of tangible personal property having a book value in excess of $1,000 used in the operation of the Business as currently conducted, other than the Retained Assets.

         4.6 CONTRACTS. Except as set forth on Schedule 4.6:

                  (a) 3MC has performed in all material respects each material term, covenant and condition of each of the Contracts, and no material default on the part of 3MC or, to the knowledge of the officers of 3MC, any other party thereto, or any event which with the passing of time or giving of notice would constitute a default on the part of 3MC or, to the knowledge of the officers of 3MC, any other party thereto, exists under any of the Contracts;

                  (b) each of the Contracts is in full force and effect and constitutes the legal and binding obligation of 3MC and, to the knowledge of the officers of 3MC, the other parties thereto, in accordance with its terms;

                  (c) 3MC has furnished true and complete copies of all material Contracts, including all amendments, modifications and supplements thereto, and
Schedule 1.2 contains an accurate list of all material Contracts and summaries of all oral contracts; and

                  (d) each of the Contracts is fully assignable to Galaxy without the consent, approval or waiver of any other Person.

         4.7 LEASES. Except as set forth on Schedule 4.7:

                  (a) 3MC has performed in all material respects each material term, covenant and condition of each of the Leases which is required to be performed by 3MC at or before the date hereof, and no default on the part of 3MC and, to the knowledge of the officers of 3MC, any other party thereto, or event which with the passing of time or giving of notice or both would constitute a default on the part of 3MC or, to the knowledge of the officers of 3MC, any other party thereto, exists under any Lease;

                  (b) each of the Leases is in full force and effect and constitutes the legal and binding obligation of 3MC and, to the knowledge of the officers of 3MC, each other party thereto, in accordance with its terms; 3MC has not received notice that the lessor of any of the Leases intends to cancel such Lease or to exercise or not exercise any option thereunder;

                  (c) 3MC has furnished true and complete copies of the Leases to Galaxy, including any and all amendments thereto;

                  (d) there are no leasing commissions or similar payments due, arising out of, resulting from or with respect to any Lease which is owed by 3MC;

                  (e) each of the Leases is fully assignable to Galaxy without the consent, waiver or approval of any Person (other than for real estate Lease, which is not being assigned to Galaxy); and

                  (f) 3MC does not own any Real Property that is used in the Business.

         4.8 INTANGIBLE PROPERTY. Except as set forth on Schedule 4.8:

                  (a) there are no Claims instituted, pending or, to the knowledge of the officers of 3MC, threatened by any Person pertaining to or challenging the right of 3MC to use any of the Intangible Property;

                  (b) to the knowledge of the officers of 3MC, the conduct of the Business does not infringe or otherwise conflict with or infringe, in any material respect, with any rights of any Person in respect of any Intangible Property and to the knowledge of the officers of 3MC, none of the Intangible Property is being infringed or is otherwise available for use by any third party without a license or permission from 3MC;

                  (c) to the knowledge of the officers of 3MC, 3MC owns, or is validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all Intangible Property material to the Business, free of any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise) except with respect to certain Customer Lists; 3MC with respect to the Business is not, nor will it be as a result of the execution and delivery of this Agreement and the other Documents or the performance of any obligations hereunder and thereunder, in breach of any material license or other agreement relating to any of the Intangible Property.

                  (d) all registered Copyrights and Patents (including pending registrations) and all Trademarks are listed on Schedules 1.3, 1.8 and 1.11, respectively;

                  (e) 3MC currently owns, licenses, or otherwise has the legal right to use, the computer software that is in included as Intangible Property (including any upgrade, alteration or enhancement with respect thereto), and all of such software is being used in compliance with any applicable license or other agreement;

                  (f) set forth on Schedule 4.8(f) is a correct and complete list, in all material respects, of all domain names (i) registered to or used by 3MC in connection with the Business, (ii) the registration fees for which are paid by 3MC in connection with the Business or (iii) registered to any employee of 3MC in connection with the Business and 3MC owns and has registered, or is validly licensed or otherwise has the right to use, all of such domain names;

                  (g) all former and current consultants or contractors of 3MC in connection with the Business have executed and delivered valid written instruments with 3MC that assign to 3MC all rights to any material inventions, improvements, discoveries or information developed by them for 3MC; all employees of 3MC in connection with the Business who participated in the creation or contributed to the development of the material Intangible Property were employees of 3MC at the time of rendering such services and such services were within the scope of their employment or such employees have otherwise validly assigned such Intangible Property to 3MC;

                  (h) 3MC has taken reasonable security measures, including entering into appropriate confidentiality and nondisclosure agreements with all of its employees, consultants and contractors with respect to material aspects of the Business, and any other Persons with access to their trade secrets or know how, to protect the secrecy, confidentiality and value of all such trade secrets or know how and, to the knowledge of the officers of 3MC, there has not been any material breach by any party to any such agreement; and

                  (i) all material software, hardware and other computer and information technology (collectively, "Information Technology") of 3MC in connection with the Business is Date Data Compliant as that term is hereinafter defined. "Date Data Compliant" means that any and all of the Information Technology has the ability to (i) accept input and furnish output of data involving dates or portions of dates correctly and without ambiguity as to the 20th or 21st centuries; (ii) manage, store, manipulate, sort, sequence and perform calculations with respect to (collectively, "process") data involving dates or portions of dates before, during and after January 1, 2000 (including single century or multi-century date formulae) without malfunction and (iii) process correctly leap years, including the year 2000, provided that all other products (e.g., software or hardware) used with the Information Technology properly exchange date data with it.

         4.9 FINANCIAL STATEMENTS. 3MC has made available to Galaxy true and complete copies of (i) its unaudited financial statements for the years ended December 31, 1997 and 1998, each prepared, without a report and unissued, by its independent public accountant; and (ii) its unaudited financial statements for the year ended December 31, 1999 and financial statements for the three months ended March 31, 2000, each as prepared by the Company (collectively, the "3MC Financial Statements"). The 3MC Financial Statements are attached hereto as
Schedule 4.9. The 3MC Financial Statements have been prepared in accordance with GAAP applied on a basis consistent throughout the periods covered thereby and present fairly in all material respects the financial condition of 3MC or the Business, as applicable, as at the dates indicated and the results of its operations and changes in cash flow for the periods then ended, except that (i) the unaudited 3MC Financial Statements do not contain all footnotes required by GAAP and (ii) the unaudited financial statements for (x) the year ended December 31, 1999, and (y) the period ended March 31, 2000, were not prepared on a consolidated basis in accordance with GAAP. 3MC's auditors have informed 3MC that the unaudited Financial Statements of the Business are capable of being audited.

         4.10 NO MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 4.10, since December 31, 1999:

                  (a) 3MC, with respect to the Business, has not entered into any transaction that was not in the ordinary course of business other than the transactions contemplated herein;

                  (b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any material asset or property of the Business other than with respect to a Permitted Lien other than the transactions contemplated herein;

                  (c) there has been no declaration, payment, or commitment for the payment, by 3MC with respect to the Business of a bonus or other additional salary, compensation, or benefit to any employee of 3MC with respect to the Business that was not in the ordinary course of business, except for normal year-end bonuses paid in the ordinary course of business;

                  (d) there has been no release, compromise, waiver or cancellation of any material debt to or material claim by 3MC with respect to the Business, or waiver of any valuable right of 3MC with respect to the Business;

                  (e) there has been no change in accounting methods or practices or revaluation of any asset of 3MC with respect to the Business or write-off as uncollectible any Accounts Receivable, except in the ordinary course of business, none of which individually or in the aggregate is material;

                  (f) there has been no material damage or destruction to, or loss (whether or not covered by insurance) adversely affecting any of the assets of the Business;

                  (g) there has been no loan or guaranty by 3MC of any loan to any employee or consultant (or any member of their immediate families) of 3MC with respect to the Business, or any agreement or commitment therefor other than travel expense advances made by 3MC in the ordinary course of business;

                  (h) 3MC, with respect to the Business, has not, to the knowledge of the officers of 3MC, ceased to transact business with any customer that, as of the date of such cessation, represented more than 5% of the annual gross revenues of the Business;

                  (i) there has been no termination or resignation of any key employee or officer of 3MC with respect to the Business, and to the knowledge of the officers of 3MC, no such termination or resignation is threatened except as previously communicated to Galaxy;

                  (j) there has been no material amendment or termination of any material oral or written contract, agreement or license related to the Business;

                  (k) 3MC, with respect to the Business, has not failed to satisfy any of its debts, obligations or liabilities related to the Business as the same become due and owing in accordance with past practices and in the ordinary course of business;

                  (l) there has been no agreement or commitment by 3MC to do any of the foregoing; and

                  (m) there has been no other event or condition of any character pertaining to and materially and adversely affecting the assets, business, operations or condition (financial or otherwise) of the Business.

         4.11 NO LITIGATION; COMPLIANCE WITH LAW. Except as set forth on
Schedule 4.11:

                  (a) there is no suit, action, claim, investigation or proceeding pending or, to the knowledge of the officers of 3MC, threatened against or affecting the Contributed Assets or the Business, nor is there (i) any Order or Claim outstanding against 3MC with respect to the Business or (ii) any rule or regulation of any Governmental Authority, any of which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Business.

                  (b) 3MC owns and operates, and has owned and operated, the Business and the Contributed Assets and carries on and conducts, and has carried on and conducted, the Business in material compliance with all material Applicable Laws and all Orders. 3MC holds all material Licenses necessary to operate the Business as now conducted and such Licenses are in full force and effect. 3MC is in material compliance with all material Licenses and all of such Licenses are fully assignable to Galaxy.

         4.12 TAXES. Except as set forth on Schedule 4.12:

                  (a) 3MC has duly and timely filed all required Tax Returns for all years and periods (and portions thereof) for which any such Tax Returns were due, and any and all amounts shown on such returns and reports to be due and payable have been paid in full except as may be contested in good faith. All of such Tax Returns are true and complete in all material respects. 3MC has, with respect to the Business, withheld all Tax required to be withheld under applicable law and regulations, and such withholdings have either been timely paid to the proper governmental agency or, if not yet due to the governmental agency, set aside in accounts for such purpose.

                  (b) There are, and after the date of this Agreement will be, no Tax deficiencies (including penalties and interest) or claims of any kind assessed against or relating to 3MC or the Contributed Assets with respect to any taxable periods ending on or before, or including, the Closing Date of a character or nature that would result in Liens or Claims on any of the Contributed Assets or on Galaxy's title or use of the Contributed Assets or that would result in any claim against, or liability or obligation of, Galaxy.

         4.13 ACCOUNTS RECEIVABLES. All of the Accounts Receivables arose in the ordinary course of business, in connection with bona fide transactions completed in accordance with the terms and provisions of any agreements or understandings related thereto and are collectible in the ordinary course of business in the amounts set forth on the 3MC Financial Statements. 3MC has previously provided Galaxy with a recent true and complete aging report, which shows the time elapsed since invoice date for all Accounts Receivable. There are no setoffs, counterclaims or disputes with respect to the Accounts Receivable that would result in claims in excess of the reserve for bad debts set forth on the most recent 3MC Financial Statements

         4.14 INSURANCE. Schedule 4.14 is a true and complete list of all liability and casualty insurance, errors and omissions insurance and worker's compensation insurance policies insuring the business, properties and assets of 3MC with respect to the Business. All of such policies are in full force and effect and are for such coverage and in such amounts as is usual and customary for businesses similar to that of the Business. 3MC is not in default with respect to such insurance policies, nor has 3MC failed to give any notice or present any claim under any policies in due and timely fashion.

         4.15 BROKERS. Except for The Robinson-Humphrey Company, Ltd. ("RH"), no broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of 3MC. The fees of RH shall be paid and satisfied at Closing by 3MC.

         4.16 POWERS OF ATTORNEY. There are no Persons holding a power of attorney on behalf of 3MC which would enable such Persons to sell the Contributed Assets or take any other action which would result in Liens or claims on any of the Contributed Assets or adversely effect Galaxy's title or use of the Contributed Assets.

         4.17 EMPLOYEES.

                  (a) Schedule 4.17 is a true and complete list of all employees of 3MC with respect to the Business, which list identifies the name, position and date of hire of each such employee, and the following compensation information for fiscal years 1999 and 2000: (i) annual base salary, (ii) annual bonus, (iii) commissions, (iv) perquisites, (v) severance, and (vi) all other items of compensation. The consummation of the transactions contemplated under this Agreement will not cause Galaxy to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any Person. Schedule 4.17 includes all employees of 3MC with respect to the Business who are on unpaid leave pursuant to the Family and Medical Leave Act of 1993.

                  (b) 3MC, with respect to the Business, is not and has not to the knowledge of its officers engaged in any unfair labor practice. There is (i) no unfair labor practice charge or complaint pending or, to the knowledge of the officers of 3MC, threatened against 3MC with respect to the Business before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against 3MC with respect to the Business, and (iii) no union representation claim or question existing with respect to the employees of 3MC with respect to the Business. 3MC is not a party to any collective bargaining agreement with respect to the Business and no representation campaign or election is now in progress with respect to any employee of 3MC with respect to the Business; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of the officers of 3MC, threatened, relating to or affecting the Business and to the knowledge of the officers of 3MC, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

                  (c) Except as disclosed on Schedule 4.17, 3MC has not violated in any material respect any material Applicable Laws relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. Except as disclosed on Schedule 4.17, to the knowledge of the officers of 3MC, no charges with respect to employees of 3MC with respect to the Business are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and 3MC has at all times been in material compliance with all material Applicable Laws prohibiting discrimination in the workplace including, without limitation, Applicable Laws that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

                  (d) Except as disclosed on Schedule 4.17, 3MC, with respect to the Business, is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the knowledge of the officers of 3MC, no employee of 3MC with respect to the Business, nor any consultant with whom 3MC has contracted with respect to the Business, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, 3MC because of the nature of the business to be conducted by 3MC; and to the knowledge of the officers of 3MC the continued employment by Galaxy of 3MC's employees with respect to the Business, and the performance of 3MC's contracts with its independent contractors, will not result in any such violation. 3MC has not received any notice alleging that any such violation has occurred. Except as provided in the contracts listed in Schedule 4.17, no employee of 3MC has been granted the right to continued employment by 3MC or to any material compensation following termination of employment with 3MC. None of the officers of 3MC is aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with 3MC or with Galaxy after the Closing, nor does 3MC have a present intention to terminate the employment of any officer, key employee or group of key employees other than in connection with the Closing.

         4.18 EMPLOYEE BENEFIT PLANS/LABOR RELATIONS.

                  (a) Except as disclosed in Schedule 4.18, there are no employee benefit plans, agreements or arrangements maintained by 3MC with respect to the Business, including (i) "employee benefit plans" within the meaning of Section 3(3) of ERISA; (ii) current or deferred compensation, pension, profit sharing, vacation or severance plans or programs; or (iii) medical, hospital, accident, disability or death benefit plans (all of the foregoing, collectively, "3MC Benefit Plans"). All 3MC Benefit Plans are and have been administered in accordance with, and are in material compliance with, all material Applicable Laws and the terms of the 3MC Benefit Plans.

                  (b) All 3MC Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of the 3MC Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No 3MC Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. 3MC has not engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving 3MC Benefit Plans that would subject 3MC to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither 3MC nor any subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 4.18 or pursuant to the terms of the 3MC Benefit Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or other employee of 3MC with respect to the Business, (ii) increase any benefit otherwise payable under any 3MC

Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefit to any extent.

         4.19 ENVIRONMENTAL COMPLIANCE. Except as set forth on Schedule 4.19:

                  (a) 3MC with respect to the Business is and has been in material compliance with all Environmental Laws, and 3MC has not received any written communication that alleges that 3MC with respect to the Business is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such compliance in the future.

                  (b) There is no Environmental Claim pending or to the knowledge of the officers of 3MC threatened against 3MC with respect to the Business, or against any Person whose liability for any Environmental Claim 3MC, with respect to the Business, has retained or assumed either contractually or by operation of law.

                  (c) To the knowledge of the officers of 3MC, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against 3MC with respect to the Business, or against any Person whose liability for any Environmental Claim 3MC, with respect to the Business, has retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, Schedule 4.19 sets forth (i) all permits, licenses and other governmental authorizations currently held by 3MC with respect to the Business, or required for the operation of the Business, under any Environmental Law, license and authorization, (ii) all on-site and to the knowledge of the officers of 3MC off-site locations where 3MC with respect to the Business has stored, disposed or arranged for the disposal of Materials of Environmental Concern,
(iii) to the knowledge of the officers of 3MC, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by 3MC with respect to the Business, (iv) to the knowledge of the officers of 3MC, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by 3MC, and (v) to the knowledge of the officers of 3MC, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by 3MC with respect to the Business and that are the responsibility of 3MC to operate and maintain.

         4.20 INTEREST IN CUSTOMERS, SUPPLIERS AND COMPETITORS. Except as provided in Schedule 4.20 hereto, no officer or director of 3MC, and no family member of any of the foregoing, has any direct or indirect interest in any customer, supplier, advertiser or competitor of 3MC with respect to the Business, or in any Person with whom 3MC, with respect to the Business, is doing business, whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations that does not exceed 1% of the issued and outstanding stock of such corporation.

         4.21 PROPER BUSINESS PRACTICES. Neither 3MC nor any of its officers or directors, and to the knowledge of the officers of 3MC any employees, agents and representatives of 3MC have, to obtain or retain business, directly or indirectly, offered, paid or promised to pay, or authorized the payment of any money or thing of value, or any commission payment to (i) any person who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer, (ii) any political party or official thereof, (iii) any candidate for political or political party office, or (iv) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered to any such person or entity referred to in clause (i), (ii) or (iii) above. Except as set forth on Schedule 4.21, 3MC has made all payments to third parties by check, by credit card, by wire transfer or by the issuance of 3MC common stock. Each transaction is properly and accurately recorded on the books and records of 3MC, and each document on which entries in 3MC's' books and records are based is complete and accurate in all material respects. 3MC maintains a system of internal accounting controls adequate to insure that 3MC maintains no off-the-books accounts and that its material assets are used only in accordance with 3MC's management directives.

         4.22 INVESTMENT INTENT. 3MC is purchasing the LLC Units solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any current distribution thereof (within the meaning of the Securities Act) that would cause the original purchase of the LLC Units to be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of such LLC Units pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

         4.23 ACCREDITED INVESTOR. 3MC is knowledgeable, sophisticated and experienced in business and financial matters and in investing in privately held business enterprises and is capable of evaluating the risks of investment in the LLC Units; [and] it acknowledges that the LLC Units have not been registered under the Securities Act and understands that the LLC Units must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the LLC Units and is presently able to afford the complete loss of such investment; and it is an "accredited investor" as defined in Regulation D promulgated under the Securities Act.

         4.24 DISCLOSURE OF INFORMATION. 3MC represents it has received all the information it considers necessary or appropriate for deciding whether to purchase the LLC Units. 3MC further represents that it has had an opportunity to ask questions and receive answers from Galaxy regarding the terms and conditions of the LLC Units and the business, properties, prospects and financial condition of Galaxy. The foregoing, however, does not limit or modify the representations and warranties of TOIC or Galaxy in Article V of this Agreement or the right of 3MC to rely thereon.

         4.25 DISCLOSURE. No statement by 3MC contained in this Agreement (including the Exhibits and Schedules hereto) or the Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF GALAXY

         Galaxy severally and not jointly makes the representations set forth below with respect to Galaxy and/or its Subsidiaries. TOIC severally and not jointly makes the representations set forth below with respect to TOIC and/or its Subsidiaries. All of the representations and warranties of the parties shall survive the Closing in accordance with Section 11.4.


         5.1 ORGANIZATION. Galaxy is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. TOIC is a Delaware corporation duly incorporated, validly existing and in good standing in the State of Delaware. On the Closing Date, Galaxy will be duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification required. Galaxy has full power to purchase the Contributed Assets pursuant to this Agreement. Galaxy has previously delivered to 3MC complete and correct copies of its certificate of formation, which remain in effect on the date hereof.

         5.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by each of Galaxy and TOIC of this Agreement and all of the Documents and the consummation by Galaxy and TOIC of the transactions contemplated hereby and thereby are within the power of Galaxy and TOIC and have been duly authorized by all necessary action by Galaxy and TOIC and no other proceedings or approvals are required on the part of Galaxy and TOIC to authorize this Agreement or the Documents or to consummate the transactions contemplated hereby or thereby. This Agreement is, and the other Documents will be, when executed and delivered by Galaxy and TOIC, the valid and binding obligations of Galaxy and TOIC, enforceable against Galaxy and TOIC in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratorium or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies and to the extent the indemnification provisions contained herein and in the Documents may be limited by applicable federal or state securities laws.

         5.3 AUTHORIZATION OF LLC UNITS. The issuance of the LLC Units to 3MC has been duly authorized by Galaxy, and the LLC Units when issued to 3MC pursuant hereto will be fully paid and non-assessable, free of restrictions on transfer other than under this Agreement, the LLC Agreement and applicable state and federal securities laws.

         5.4 GALAXY'S CAPITALIZATION.

                  (a) As of the Closing Date, after giving effect to the transactions contemplated by this Agreement, (A) there will be issued and outstanding 22,210,463 Class A LLC Units, 6,133,590 Class B LLC Units and 1,655,947 Class C LLC Units, all of which will be validly issued, fully paid and nonassessable; and (B) there will be reserved for issuance 3,000,000 Class C LLC Units to be issued under the Galaxy Option Plan and 13,500,000 Class B LLC Units to be issued upon exercise of the Warrants. Except as set forth above and on Schedule 5.4 hereto, as of the date hereof, after giving effect to the transactions contemplated by this Agreement and the other Documents, no Equity Interests of Galaxy will be issued or outstanding and there are not, and as of the date hereof there will not be, any options, agreements, instruments or securities relating to the issued or unissued Equity Interests of Galaxy or any Subsidiary of Galaxy, or obligating Galaxy or any Subsidiary of Galaxy to issue, transfer, grant or sell any Equity Interests in Galaxy or any Subsidiary of Galaxy.

                  (b) Galaxy has complied with all federal and state securities laws in connection with the issuance of all outstanding Equity Interests, except where such failure would not have a Material Adverse Effect on Galaxy.

                  (c) Except as listed on Schedule 5.4, and except as contemplated by the LLC Agreement, there are no preemptive rights, voting agreements, transfer restrictions (except those imposed by applicable federal and state securities laws) or registration rights affecting the Equity Interests in Galaxy.

         5.5 ABSENCE OF CONFLICTING LAWS AND AGREEMENTS. Except as set forth on
Schedule 5.5, neither the execution, delivery or performance of this Agreement or the other Documents in accordance with their terms by each of Galaxy and TOIC, nor the consummation of the sale and purchase of the Contributed Assets or any other transaction contemplated by this Agreement, does, or will after the giving of notice or the lapse of time or otherwise:

                  (a) violate, conflict with, result in a breach of, or constitute a default under, the certificate of formation, certificate of incorporation or other organizational documents of Galaxy or TOIC; (ii) violate or conflict in any material respect with any Applicable Law; or (iii) violate, conflict with, result in a breach of, or constitute a default under any material contract to which Galaxy is a party or by which any of its assets are bound, or constitute a default under any contract which is material to TOIC or any of its Subsidiaries, taken as a whole, to which TOIC or its Subsidiaries is a party or by which their assets are bound;

                  (b) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform, any material contract to which Galaxy is a party or any contract which is material to TOIC and its Subsidiaries, taken as a whole, to which TOIC or any of its Subsidiaries is a party;

                  (c) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, any duties or obligations are to be performed, or any rights or benefits are to be received, under any material contract to which Galaxy is a party or any contract that is material to TOIC or any of its Subsidiaries, taken as a whole, to which TOIC or any of its Subsidiaries is a party; or

                  (d) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any Governmental Authority except for, (i) required filings under the Securities Act or state "blue sky" laws as a result of the issuance of the

LLC Units pursuant hereto or the exercise of rights under the registration rights provisions set forth in the LLC Agreement, or (ii) where the failure to obtain such consents, approvals, authorizations or permits or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Galaxy or TOIC and its Subsidiaries, taken as a whole, or prevent or delay in any material respect consummations of the transactions contemplated hereby, or otherwise prevent Galaxy or TOIC from performing their obligations under this Agreement or the other Documents.

         5.6 SUBSIDIARIES. Schedule 5.6 hereto sets forth a list of all Subsidiaries of Galaxy and the respective state or jurisdiction of incorporation or organization. Except as set forth on Schedule 5.6, all of the issued and outstanding Equity Interests of such Subsidiaries have been duly and validly issued and are fully paid and nonassessable and are owned, directly or indirectly, by Galaxy. Each Subsidiary of Galaxy is duly incorporated or organized and is in good standing in its respective state or jurisdiction of incorporation and has the corporate authority to own, lease or operate its properties and to conduct its business as currently conducted and as proposed to be conducted. Each Subsidiary of Galaxy is duly qualified to transact business and is in good standing as a foreign entity in each state or jurisdiction in which such qualification is required.

         5.7 FINANCIAL STATEMENTS; SEC FILINGS.

                  (a) Galaxy has made available to 3MC Galaxy's unaudited financial statements for the years ended December 31, 1997, 1998 and 1999, and its unaudited financial statements including balance sheet at March 31, 2000 (collectively, "Galaxy's Financial Statements"). Galaxy's Financial Statements are attached hereto as Schedule 5.7. Galaxy's Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements do not contain all footnotes required by GAAP. Galaxy's Financial Statements fairly present in all material respects the financial condition and operating results of Galaxy as of the dates, and for the periods, indicated therein.

                  (b) TOIC has made available to 3MC accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by TOIC with the Securities and Exchange Commission ("SEC") between December 31, 1997, and the date of this Agreement (the "TOIC SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the TOIC SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (as the case may be); and (ii) none of the TOIC SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements contained in the TOIC SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in amount; and (iii) fairly present in all material respects the consolidated financial position of TOIC and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of TOIC and its Subsidiaries for the periods covered thereby.

                  (c) Except as set forth on Schedule 5.7 hereto, subsequent to December 31, 1999, there has not been (i) any transaction that was not in the ordinary course of business or any material adverse change in the properties, business, operations, assets or condition (financial or otherwise) of Galaxy and its Subsidiaries taken as a whole, (ii) any incurrence, satisfaction or discharge of any Lien on any asset or property of Galaxy or any of its Subsidiaries, other than with respect to a Permitted Lien, (iii) any release, waiver, compromise or cancellation of any material debt to or material claim by Galaxy or any of its Subsidiaries, or waiver of any valuable right, (iv) any payment of dividends on, or other distributions with respect to, or any direct or indirect redemption or acquisition of, any shares of the capital stock of Galaxy or any of its Subsidiaries, or any agreement or commitment therefor, (v) any mortgage, pledge, sale, assignment, transfer, encumbrance or lease of any material tangible or intangible assets of Galaxy or any of its Subsidiaries, except in the ordinary course of business, (vi) any loan or guaranty by Galaxy or any of its Subsidiaries to or for the benefit of any officer, director, employee, consultant or stockholder, or any member of their immediate families, or any agreement or commitment therefor, other than travel expense advances made by Galaxy or any of its Subsidiaries to its officers, directors, employees, consultants or stockholders in the ordinary course of business, (vii) any material damage, destruction or loss (whether or not covered by insurance) affecting the assets of Galaxy or any of its Subsidiaries, (viii) any declaration, payment or commitment for the payment by Galaxy or any of its Subsidiaries of a bonus or other additional salary, compensation or benefits to any employee of Galaxy or any of its Subsidiaries other than in the ordinary course of business, (ix) any material change to a material oral or written contract, or license by which Galaxy or any of its Subsidiaries or any of their assets is bound or subject, (x) any sale, assignment or transfer of any intellectual property rights or any other material intangible or tangible assets of Galaxy or any of its Subsidiaries, other than in the ordinary course of business, (xi) any change in accounting methods or practices or revaluation of any asset of Galaxy or any of its Subsidiaries or write-off as uncollectible any accounts receivable of Galaxy or any of its Subsidiaries, except in the ordinary course of business, none of which individually or in the aggregate is material,
(xii) any termination or resignation of any key employee or officer of Galaxy or any of its Subsidiaries and to the knowledge of the officers of Galaxy, no such termination or resignation is threatened, (xiii) any failure to satisfy debts, obligations or liabilities of Galaxy or any of its Subsidiaries as the same became due and owing in accordance with past practices and in the ordinary course of business; (xiv) to the knowledge of officers of Galaxy, any ceasing to transact business with any customer that as of the date of such cessation represented more than 5% of the annual gross revenues of Galaxy and its Subsidiaries, taken as a whole; and (xv) any agreement or commitment by Galaxy or any of its Subsidiaries to do any of the foregoing.

                  (d) Except as set forth on Schedule 5.7 since December 31, 1999, neither Galaxy nor any of its Subsidiaries has incurred any liabilities or obligations (whether absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise and whether due or to become due) of any nature, except for liabilities, obligations or contingencies (i) which are reflected in the unaudited balance sheet of Galaxy at December 31, 1999, (ii) which were incurred in the ordinary course of business after December 31, 1999, and consistent with past practices, (iii) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Galaxy or
(iv) which arise as a result of this Agreement. Since December 31, 1999, there has been no change in any significant accounting (including tax accounting) policies, practices or procedures of Galaxy or its Subsidiaries.

         5.8 OWNERSHIP OF PROPERTIES. Except as set forth on Schedule 5.8, Galaxy possesses good, valid and marketable title to, and owns its property and assets free and clear of all Liens other than Permitted Liens. With respect to the property and assets it leases, Galaxy is in compliance with such leases and, to the knowledge of the officers of Galaxy, holds a valid leasehold interest free of any Liens other than Permitted Liens. Such properties, assets and leasehold interests are all of the assets that are necessary to conduct the business of Galaxy as presently conducted.

         5.9 REGISTRATION RIGHTS. Except as contemplated in the LLC Agreement, Galaxy has not granted or agreed to grant any registration rights, including piggyback rights, to any Person. To the best of the knowledge of the officers of Galaxy, except as contemplated in the LLC Agreement, no member of Galaxy has entered into any agreements with respect to the voting of LLC Units.

         5.10 PRIVATE OFFERING. Assuming the accuracy of the representations and warranties set forth in Sections 4.22, 4.23 and 4.24, the offer and sale of the LLC Units and the Warrants to 3MC hereunder is exempt from the registration delivery requirements of the Securities Act.

         5.11 NO BROKERS. No broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Galaxy.

         5.12 LITIGATION.

                  (a) Except as set forth on Schedule 5.12, there is no proceeding, suit, action, claim or investigation whether commenced, or to the knowledge of the officers of Galaxy, threatened against or affecting Galaxy or any of its Subsidiaries or any of their respective properties or assets, except for such proceedings that would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Galaxy, and there is no proceeding seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Documents.

                  (b) Except as set forth on Schedule 5.12, neither Galaxy nor any of its Subsidiaries is subject to (i) any Claim, (ii) any Order or (iii) any rule or regulation of any Governmental Authority that has had a Material Adverse Effect on Galaxy or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Galaxy.

         5.13 EMPLOYEES, LABOR RELATIONS, LABOR AGREEMENT.

                  (a) Neither Galaxy nor any of its Subsidiaries, nor any Person for whom Galaxy or any of its Subsidiaries is or may be responsible by law or contract, is engaged in any unfair labor practice that would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect on Galaxy. There is (i) no unfair labor practice charge or complaint pending or, to the knowledge of the officers of Galaxy, threatened against Galaxy or any of its Subsidiaries, or any Person for whom Galaxy or any of its Subsidiaries is or may be responsible by law or contract, before the National Labor Relations Board or any corresponding state, local or foreign agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or threatened against Galaxy or any of its Subsidiaries, or any Person for whom either Galaxy or any of its Subsidiaries is or may be responsible by law or contract, and (iii) no union representation claim or question existing with respect to the employees of Galaxy or any of its Subsidiaries, or any Person for whom either Galaxy or any of its Subsidiaries is or may be responsible by law or contract, and no union organizing activities taking place. Neither Galaxy nor any of its Subsidiaries, nor any Person for whom Galaxy or any of its Subsidiaries is or may be responsible by law or contract, is a party to any collective bargaining agreement.

                  (b) Except as disclosed on Schedule 5.13, neither Galaxy nor any of its Subsidiaries has violated in any material respect any Applicable Laws relating to employment or employment practices or the terms and conditions of employment, including, without limitation, discrimination in the hiring, promotion or pay of employees, wages, hours of work, plant closings and layoffs, collective bargaining, immigration and occupational safety and health. Except as disclosed on Schedule 5.13, to the knowledge of the officers of Galaxy or any of its Subsidiaries, no charges with respect to or relating to Galaxy or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, and Galaxy and each of its Subsidiaries have at all times been in material compliance with all Applicable Laws prohibiting discrimination in the workplace including, without limitation, Applicable Laws that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, immigration status, workers compensation status or otherwise.

                  (c) Except as disclosed on Schedule 5.13, no employee has any agreement or contract, written or verbal, regarding his employment. Except as disclosed on Schedule 5.13, Galaxy is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the knowledge of the officers of Galaxy, no employee of Galaxy, nor any consultant with whom Galaxy has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Galaxy because of the nature of the business to be conducted by Galaxy; and to the knowledge of the officers of Galaxy the continued employment by Galaxy of its present employees, and the performance of Galaxy's contracts with its independent contractors, will not result in any such violation. Galaxy has not received any notice alleging that any such violation has occurred. Except as provided in the contracts listed in
Schedule 5.13, no employee of Galaxy has been granted the right to continued employment by Galaxy or to any material compensation following termination of employment with Galaxy. Galaxy is not aware that any officer or key employee, or that any group of key employees, intends to terminate his, her or their employment with Galaxy, nor does Galaxy have a present intention to terminate the employment of any officer, key employee or group of key employees.

         5.14 TAXES.

         Except as otherwise disclosed in Schedule 5.14:

                  (a) Galaxy and its Subsidiaries have timely filed or will timely file or cause to be timely filed, all material Tax Returns (or extensions) required by Applicable Laws to be filed by any of it prior to or as of the Closing Date. All such Tax Returns and amendments thereto are or will be true, complete and correct in all material respects.

                  (b) Galaxy and its Subsidiaries have paid, or where payment is not yet due, have established, or will establish or cause to be established on or before the Closing Date, an adequate accrual for the payment of, all material Taxes due with respect to any period ending prior to or as of the Closing Date.

                  (c) To the knowledge of the officers of Galaxy, no Audit by a Tax Authority is pending or threatened with respect to any Tax Returns filed by, or Taxes due from, Galaxy or its Subsidiaries. No issue has been raised by any Tax Authority in any Audit of Galaxy or its Subsidiaries that if raised with respect to any other period not so audited would reasonably be expected to result in a material proposed deficiency for any period not so audited. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted or assessed against Galaxy or its Subsidiaries. There are no Liens for Taxes upon the assets of Galaxy or its Subsidiaries, except Liens for current Taxes not yet due.

                  (d) Neither Galaxy nor its Subsidiaries have given or been requested to give any waiver of statutes of limitations relating to the payment of Taxes or has executed powers of attorney with respect to Tax matters, which will be outstanding as of the Closing Date.

                  (e) Neither Galaxy nor its Subsidiaries are a party to, or are bound by any tax sharing, cost sharing or similar agreement or policy relating to Taxes.

                  (f) Neither Galaxy nor its Subsidiaries have entered into agreements that would result in the disallowance of any tax deductions pursuant to Section 280G of the Code. No "consent" within the meaning of Section 341(f) of the Code has been filed with respect to Galaxy or its Subsidiaries.

                  (g) Galaxy has not elected to be an association taxable as a Corporation for federal or state income tax purposes. Galaxy has not made any elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have, individually or in the aggregate, a Material Adverse Effect on Galaxy.

                  (h) Galaxy has withheld or collected from each payment made to each of its employees, the amount of Taxes required to be withheld or collected therefrom, and has paid the same to the proper Tax Authorities or authorized Tax depositaries.

         5.15 ENVIRONMENTAL MATTERS.

                  (a) Each of Galaxy and its Subsidiaries is in material compliance with all Environmental Laws, and neither Galaxy nor any of its Subsidiaries has received any written communication that alleges that Galaxy or its Subsidiaries is not in compliance with any Environmental Laws, and there are no circumstances that may prevent or interfere with such compliance in the future.

                  (b) There is no Environmental Claim pending or to the knowledge of the officers of Galaxy threatened against Galaxy or any of its Subsidiaries with respect to the operations or business of Galaxy or its Subsidiaries, or against any Person whose liability for any Environmental Claim Galaxy or its Subsidiaries has retained or assumed either contractually or by operation of law.

                  (c) To the knowledge of the officers of Galaxy, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any material Environmental Claim against Galaxy or its Subsidiaries, or against any Person whose liability for any Environmental Claim Galaxy or its Subsidiaries has retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, Schedule 5.15 sets forth (i) all permits, licenses and other governmental authorizations currently held by Galaxy, or required for the operation of its business, under any Environmental Law, license and authorization, (ii) all on-site and to the knowledge of the officers of Galaxy off-site locations where Galaxy has stored, disposed or arranged for the disposal of Materials of Environmental Concern, (iii) to the knowledge of the officers of Galaxy, all underground storage tanks, and the capacity and contents of such tanks, located on property owned, leased or controlled by Galaxy, (iv) to the knowledge of the officers of Galaxy, the location and condition of any asbestos or lead (including furnishings or lead-based paints) contained in or forming part of any building, building component, structure or office space owned, leased or controlled by Galaxy, and (v) to the knowledge of the officers of Galaxy, all PCBs or PCB-containing items that are used or stored at any property owned, leased or controlled by Galaxy and that are the responsibility of Galaxy to operate and maintain.

         5.16 ERISA.

                  (a) All Galaxy Benefit Plans are disclosed on Schedule 5.16. All Galaxy Benefit Plans are and have been administered in accordance with, and are in material compliance with, all Applicable Laws. All Galaxy Benefit Plans that are subject to ERISA have been administered in accordance with, and are in material compliance with, the applicable provisions of ERISA. Each of the Galaxy Benefit Plans that is intended to meet the requirements of Section 401(a) of the Code has been determined by the Internal Revenue Service to meet such requirements within the meaning of such provision. No Galaxy Benefit Plan is subject to Title IV of ERISA or Section 412 of the Code. Galaxy has not engaged in any nonexempt "prohibited transactions," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, involving Galaxy Benefit Plans that would subject Galaxy to the penalty or tax imposed under Section 502(i) of ERISA or Section 4975 of the Code. Neither Galaxy nor any Subsidiary has engaged in any transaction described in Section 4069 of ERISA within the last five years. Except as disclosed in Schedule 5.16 or pursuant to the terms of the Galaxy Benefit Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or other employee of Galaxy, (ii) increase any benefit otherwise payable under any Galaxy Benefit Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefit to any extent.

                  (b) No notice of a "reportable event," within the meaning of
Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Galaxy Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and that is intended to meet the requirements of Section 401(a) of the Code, or by any entity that is considered one employer with Galaxy under Section 4001 of ERISA or Section 414 of the Code, within the 12-month period ending on the Closing Date. Neither Galaxy nor any Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation in respect of any Galaxy Benefit Plan that remains unpaid.


         5.17 INTELLECTUAL PROPERTY RIGHTS. Each of Galaxy and its Subsidiaries owns or possesses adequate licenses or other rights to use all intellectual property rights (including without limitation, patents, trademarks, trade names, service marks, copyrights and applications for any of the foregoing, know-how, trade secrets, proprietary processes, and other confidential information) (collectively, "Intellectual Property Rights") material to its business as currently conducted and as proposed to be conducted, and neither Galaxy nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to the use of Intellectual Property Rights other than as disclosed on Schedule 5.17. There are no Claims instituted, pending or, to the knowledge of the officers of Galaxy, threatened by any Person pertaining to or challenging the right of Galaxy to use any Intellectual Property Rights. To the knowledge of the officers of Galaxy, all Intellectual Property Rights material to its business as currently conducted and as proposed to be conducted are valid and enforceable and Galaxy has performed all acts and has paid all required fees and taxes to maintain all registrations and applications of such Intellectual Property Rights in full force and effect. To the knowledge of the officers of Galaxy, neither Galaxy nor any of its Subsidiaries, in the conduct of their business as now conducted or as proposed to be conducted, infringes or conflicts with any material right of any third party, known to Galaxy. Neither Galaxy nor any of its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement and the other Documents or the performance of any obligations hereunder and thereunder, in breach of any material license or other agreement relating to any Intellectual Property Rights. To the knowledge of the officers of Galaxy, no third party is infringing or has infringed any Intellectual Property Rights of Galaxy or its Subsidiaries. Galaxy currently owns, licenses, or otherwise has the legal right to use, the computer software that is in included as Intellectual Property Rights

(including any upgrade, alteration or enhancement with respect thereto), and all of such software is being used in compliance with any applicable license or other agreement.

         5.18 COMPLIANCE WITH LAWS. Each of Galaxy and its Subsidiaries has obtained and has maintained in good standing any material Licenses required to be obtained by it under all Applicable Laws relating to its business, and any such licenses, permits, consents and authorizations remain in full force and effect. Each of Galaxy and its Subsidiaries is in compliance, in all material respects, with all Applicable Laws and Orders.

         5.19 AGREEMENTS. Except as set forth on Schedule 5.19 hereto, Galaxy and its Subsidiaries is not a party to any written or oral (a) contract with any labor union; (b) material contract for the future purchase of fixed assets or for the future purchase of materials, supplies or equipment in excess of normal operating requirements; (c) contract for the employment of any officer, individual employee or other person on a full-time basis or any contract with any Person on a consulting basis providing for a payment to such officer, employee or other person in excess of $100,000 per year; (d) agreement or indenture relating to the borrowing of money or to the mortgaging, pledging or otherwise placing a material Lien on any assets of Galaxy; (e) guaranty of any material obligation for borrowed money; (f) material lease or agreement under which Galaxy is lessee of or holds or operates any property, real or personal, owned by any other party; (g) material lease or agreement under which Galaxy is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Galaxy; (h) contract with any present or former officer, director, stockholder or Affiliate of Galaxy or its Subsidiaries; or
(i) any other contract, agreement, arrangement or understanding, other than customer contracts, which is material to the business of Galaxy. All such contracts constitute the valid and binding obligations of Galaxy and, to the knowledge of the officers of Galaxy, the other parties thereto, enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. For the purposes of this Section 5.19, "material" shall mean any contract involving more than $100,000.

         5.20 DISCLOSURE. No statement of fact by Galaxy contained herein (including the Schedules and Exhibits hereto) or in the Documents in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.


                                   ARTICLE VI

                       CERTAIN MATTERS PENDING THE CLOSING

         From and after the date of this Agreement and until the Closing, 3MC and Galaxy, as applicable, shall comply with the following provisions:

         6.1 ACCESS AND INSPECTION PERIOD. Each of 3MC and Galaxy and its respective authorized agents, officers and representatives shall have reasonable access to the other party (and, in the case of Galaxy, to the Contributed Assets) to conduct such examination and investigation of the other party (and, in the case of Galaxy, to the Business and the Contributed Assets) as it deems reasonably necessary, provided that such examinations shall be during normal business hours and shall not unreasonably interfere with either party's normal operations and activities.

         6.2 NOTICE OF ADVERSE CHANGES. Pending the Closing, each of 3MC and Galaxy shall give the other party prompt written notice of the occurrence of any of the following:

                  (a) an Event of Loss with respect to the Business or event of loss with respect to Galaxy's assets, as applicable, that involves or would reasonably be expected to involve more than $50,000.00;

                  (b) the commencement or filing of any decree, judgment, order, proceeding or litigation at law or in equity, arbitration or other proceeding before any commission, agency or administrative or regulatory body or authority which could have a Material Adverse Effect on the Business or the Contributed Assets or Galaxy, as applicable;

                  (c) any material labor grievance, strike, request for union representation, controversy or dispute affecting the business or operations of the Business or Galaxy's employees, as applicable;

                  (d) any material violation by 3MC with respect to the Business, or Galaxy or written notice of any alleged material violation, of any federal, state or local law, statute, ordinance, rule or regulation;

                  (e) any event or occurrence which would cause any of such party's representations and warranties to become incomplete, misleading or inaccurate;

                  (f) any notice of a material breach, material default, claimed material default or termination of any material Contract or material Lease or material agreement of Galaxy other than any termination of such Contract or Lease pursuant to its terms; or

                  (g) any other material adverse developments with respect to the Business or Galaxy, as applicable.

         6.3 OPERATIONS OF THE BUSINESS PENDING CLOSING. Except as otherwise consented to in writing by Galaxy, after the date hereof and prior to the Closing, 3MC shall:

                  (a) operate the Business in the ordinary course of business in accordance with past practices;

                  (b) operate the Business in accordance with applicable governmental requirements, rules and regulations;

                  (c) maintain the Equipment in good working order, ordinary wear and tear excepted, and replace any of the Equipment which shall be worn out, broken, lost, stolen or destroyed, which Equipment would have been replaced in the ordinary course of business in accordance with past practices;

                  (d) not sell, lease, mortgage, pledge or otherwise dispose of any of the Contributed Assets, except for transactions in the ordinary and regular course of the operation of the Business;

                  (e) not enter into any "golden parachute" or other severance arrangement with any employee, or increase or otherwise change the rate or nature of the compensation (including wages, salaries and bonuses) which is paid or payable to any Person employed by the Business, except pursuant to existing compensation and fringe benefit plans, practices and arrangements which have been disclosed to Galaxy; not enter into, renew or allow the renewal of, any employment or consulting agreement or other contract or arrangement with respect to the performance of personal services with respect to the Business;

                  (f) with respect to the Business, not enter into, or become obligated under, any agreement or commitment on behalf of 3MC except for: (i) agreements entered into in the ordinary and regular course of the operation of the Business; or (ii) those other agreements or commitments otherwise permitted under this Section 6.3; or change, amend, terminate or otherwise modify any Contract or Lease except for those which terminate or expire by their own terms;

                  (g) maintain in full force and effect policies of liability and casualty insurance and workers compensation insurance of substantially the same type, character and coverage as the policies currently carried with respect to the Business;

                  (h) not adopt, or commit to adopt, any employee benefit plan or arrangement or other pension, profit sharing, deferred compensation or similar plan, program or trust on behalf of personnel of 3MC with respect to the Business;

                  (i) not enter into any collective bargaining agreement applicable to any employees of 3MC with respect to the Business;

                  (j) follow the usual and customary policy of 3MC with respect to the Business with respect to collecting Accounts Receivable;

                  (k) make reasonable commercial efforts to promote and advertise the Business and make expenditures therefor consistent with past practices and protect the business, business prospects and market share of the Business;

                  (l) not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any Person or division thereof or any assets that are material, individually or in the aggregate, to the Business;

                  (m) not compromise or settle any litigation to which 3MC is a party, if such settlement or compromise will adversely affect the Contributed Assets or Business;

                  (n) perform all Contracts and Leases in accordance with their terms and pay all accounts payable, liabilities and all other obligations of 3MC with respect to the Business when due;

                  (o) maintain the books, records and accounts of 3MC with respect to the Business in the ordinary course of business consistent with past practice; and

                  (p) not take or agree to take any action inconsistent with the representations and warranties of 3MC contained herein or the consummation of the Closing as contemplated by this Agreement.

         6.4 OPERATIONS OF GALAXY PENDING CLOSING. Except as otherwise consented to in writing by 3MC, after the date hereof and prior to the Closing, Galaxy shall:

                  (a) operate its business in the ordinary course of business in accordance with past practices;

                  (b) operate its business in accordance with applicable governmental requirements, rules and regulations;

                  (c) not sell, lease, mortgage, pledge or otherwise dispose of a material amount of its assets, except for transactions in the ordinary and regular course of the operation of its business;

                  (d) not merge Galaxy or consolidate Galaxy with any business or any Person or division thereof or agree to do either of the foregoing;

                  (e) maintain in full force and effect policies of liability and casualty insurance and workers compensation insurance of substantially the same type, character and coverage as the policies currently carried;

                  (f) perform all contracts and leases in accordance with their terms and pay all accounts payable, liabilities and all other obligations of Galaxy when due;

                  (g) maintain the books, records and accounts of Galaxy consistent with past practice;

                  (h) not enter into any "golden parachute" arrangement or collective bargaining agreement applicable to any employees of Galaxy; and

                  (i) not take or agree to take any action inconsistent with the representations and warranties of Galaxy contained herein or the consummation of the Closing as contemplated by this Agreement.

         6.5 CONSENTS. 3MC will use its commercially reasonable efforts to obtain all consents and approvals from third Persons whose consent or approval is required pursuant to any Contract or Lease prior to the Closing Date.

         6.6 COOPERATION. Galaxy and 3MC will cooperate in all respects in connection with:

                  (a) securing any nongovernmental approvals, consents, and waivers of third parties listed in Schedule 4.3; and

                  (b) giving notices to any Governmental Authority, or securing the permission, approval, determination, consent or waiver of any Governmental Authority, required by law in connection with the transfer of the Contributed Assets from 3MC to Galaxy.

         6.7 EXCLUSIVITY. Neither 3MC nor anyone acting on behalf of 3MC shall directly or indirectly, solicit or initiate discussions concerning, or enter into negotiation with, or furnish information that is not publicly available to, any Person concerning, any proposal for a merger, sale of assets, sale of shares of capital stock or other takeover or business combination transaction involving 3MC or the Business and will notify Galaxy immediately in writing if 3MC becomes aware that any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated with 3MC with respect to any of the foregoing transactions; provided, however, that 3MC may sell shares of its capital stock provided that such sales do not result in a change of control of 3MC.

         6.8 RELEASE OF LIENS. At or prior to the Closing, 3MC shall obtain the release of all Liens disclosed in the Schedules hereto and any other Liens (other than Permitted Liens) on the Contributed Assets and shall duly file releases or terminations of all such Liens in each Governmental Agency or office in which any such Lien or evidence thereof shall have been previously filed such that 3MC shall transfer the Contributed Assets to Galaxy free and clear of all Liens (other than Permitted Liens).

         6.9 TAX RETURNS AND PAYMENTS.

                  (a) All Tax returns, estimates and reports required to be filed by 3MC with respect to the Business prior to the Closing Date or relating to periods prior to the Closing Date will be timely filed when due with the appropriate governmental agencies or extensions will have been granted; and

                  (b) all Taxes pertaining to ownership of the Contributed Assets or operation of the Business prior to the Closing Date will be paid by 3MC when due and payable unless protested in good faith.

         6.10 PUBLIC ANNOUNCEMENT. No party hereto shall issue any press release or public announcement or otherwise divulge the existence of this Agreement or the transactions contemplated hereby without prior approval of the other parties hereto which shall not be unreasonably withheld, except as and to the extent that such party shall be obligated by law or regulation, in which case the other party shall be so advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued.

         6.11 BEST EFFORTS Without limiting the specific obligations of any party hereto under any agreement or covenant hereunder, each party hereto shall use its commercially reasonable efforts to take all action and do all things necessary in order to consummate the transactions contemplated by this Agreement, including, without limitation, satisfaction, but not waiver, of the closing conditions set forth in Article VII and Article VIII.


                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF GALAXY

         Each and every obligation of Galaxy to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1 COMPLIANCE WITH AGREEMENT. 3MC shall have performed and complied in all material respects with each of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         7.2 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, required to be taken by 3MC in connection with the performance of this Agreement, and all documents incident thereto, shall be complete in all material respects to the reasonable satisfaction of Galaxy and Galaxy's counsel, and 3MC shall have made available to Galaxy for examination the originals or true and correct copies of all documents which Galaxy may reasonably request in connection with the transactions contemplated by this Agreement.

         7.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by 3MC in this Agreement which are qualified in any respect as to materiality or Material Adverse Effect shall be true and correct as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which need only be true as of such date); all other representations and warranties made by 3MC in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which need only be true as of such date).

         7.4 NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, there shall have been no material adverse change in the financial condition or results of operation of 3MC, with respect to, or affecting, the Business, nor any material adverse change in the condition of the Contributed Assets.

         7.5 EVENT OF LOSS. Between the date of this Agreement and the Closing, the Business shall not have sustained an Event of Loss which individually or in the aggregate would cost in excess of Three Hundred Thousand Dollars ($300,000) to repair and which repair shall not have been completed on or prior to the Closing Date to Galaxy's reasonable satisfaction; provided, however, 3MC may elect to extend the Closing for a reasonable period of time not to exceed sixty (60) days necessary to complete such repairs.

         7.6 DELIVERIES AT CLOSING. 3MC shall have delivered or caused to be delivered to Galaxy the documents, each properly executed and dated as of the Closing Date, required pursuant to Section 2.3(a).

         7.7 OTHER DOCUMENTS. 3MC shall have delivered to Galaxy such certificates and documents of officers of 3MC and public officials as shall be reasonably requested by Galaxy's counsel to establish the good standing of 3MC, and the due authorization of this Agreement and the transactions contemplated hereby by 3MC.

         7.8 POSSESSION; INSTRUMENTS OF CONVEYANCE AND TRANSFER. 3MC shall have delivered to Galaxy at the Closing such other documents as shall be effective to vest in Galaxy good title to the Contributed Assets as contemplated by this Agreement.

         7.9 APPROVALS AND CONSENTS. There shall have been secured such permissions, approvals, determinations, consents and waivers as listed on
Schedule 7.9.

         7.10 ABSENCE OF INVESTIGATIONS AND PROCEEDINGS. There shall be no decree, judgment, order, or litigation at law or in equity, no arbitration proceedings, and no proceeding before or by any commission, agency or other administrative or regulatory body or authority pending to which 3MC is a party with respect to the Business or the Contributed Assets, which would materially adversely affect the ability of Galaxy to operate the Business or to use the Contributed Assets in the same manner as operated and used by 3MC. Without limiting the generality of the foregoing, no action or proceeding or formal investigation by any Person or governmental agency shall be pending with the object of challenging or preventing the Closing and no other proceedings shall be pending with such object or to collect damages from Galaxy or 3MC on account thereof and for which Galaxy is not indemnified hereunder.

         7.11 GOVERNMENTAL CONSENTS. All authorizations, consents or approvals of any and all governmental regulatory authorities necessary in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect. The applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated, and there shall have been no adverse change to the transactions contemplated by this Agreement, and no materially adverse requirement imposed on Galaxy, required in order to obtain approvals under the HSR Act.

         7.12 NO LIENS. On the Closing Date and simultaneously with the Closing, there shall not be any Liens on the Contributed Assets except Permitted Liens.

         7.13 EMPLOYMENT AGREEMENTS. Galaxy shall have entered into employment agreements with Michael Reene and Mary Goode and amended and restated employment agreements with Michael Goodwin and Robert Lucke, in each case on terms reasonably satisfactory to Galaxy.

         7.14 EVW AGREEMENTS. 3MC shall have terminated its Contracts with Exhibitor Visibility Worldwide LLC relating to the Business in a manner reasonably satisfactory to Galaxy.

         Notwithstanding the above, if any of the conditions set forth in this
Article VII have not been satisfied, Galaxy may in its sole discretion elect to proceed with the consummation of the transactions contemplated hereby.


                                  ARTICLE VIII

                   CONDITIONS PRECEDENT TO OBLIGATIONS OF 3MC

         Each and every obligation of 3MC to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         8.1 COMPLIANCE WITH AGREEMENT. Galaxy shall have performed and complied in all material respects with all of its obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

         8. 2 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings to be taken by Galaxy and TOIC in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be complete to the reasonable satisfaction of 3MC and 3MC's counsel, and Galaxy and TOIC shall have made available to 3MC for examination the originals or true and correct copies of all documents which 3MC may reasonably request in connection with the transactions contemplated by this Agreement.

         8.3 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Galaxy and TOIC in this Agreement which are qualified in any respect as to materiality or Material Adverse Effect shall be true and correct as of the closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which need only be true as of such date); all other representations and warranties made by Galaxy and TOIC in this Agreement shall be true and correct in all material respects as of the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except for representations and warranties made as of a specified date, which need only be true as of such date).

         8.4 NO MATERIAL ADVERSE CHANGE. Between the date of this Agreement and the Closing, there shall have been no material adverse change in the financial condition or results of operation of Galaxy and its Subsidiaries, taken as a whole. Between December 31, 1999, and the Closing Date there shall have been no material adverse change in the financial condition or results of operation of TOIC and its Subsidiaries, taken as a whole.

         8.5 DELIVERIES AT CLOSING. Galaxy shall have delivered or caused to be delivered to 3MC the documents, each properly executed and dated as of the Closing Date required pursuant to Section 2.3(b).

         8.6 OTHER DOCUMENTS. Galaxy shall have delivered to 3MC such certificates and documents of officers of Galaxy and of public officials as shall be reasonably requested by 3MC's counsel to establish the existence and good standing of Galaxy and TOIC and the due authorization of this Agreement and the transactions contemplated hereby by Galaxy and TOIC.

         8.7 ABSENCE OF INVESTIGATIONS AND PROCEEDINGS. There shall be no decree, judgment, order, or litigation at law or in equity, no arbitration proceedings, and no proceeding before or by any commission, agency or other administrative or regulatory body or authority pending to which Galaxy is a party, which would materially adversely affect the ability of Galaxy to operate its business and no other proceeding shall be pending with the object of challenging or preventing the Closing.

         8.8 GOVERNMENTAL CONSENTS. All other material authorizations, consents or approvals of any and all Governmental Authorities shall have been obtained and be in full force and effect. The applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or been terminated, and there shall have been no adverse change to the transactions contemplated by this Agreement, and no materially adverse requirement imposed on 3MC, required in order to obtain approvals under the HSR Act.

         8.9 GALAXY OPTIONS. At the Closing, Galaxy shall have adopted the Galaxy Option Plan which shall include options to purchase not less than 10% of the LLC Units outstanding on the Closing Date). The Galaxy Option Plan shall provide for (i) vesting of the Galaxy Options over a three year period with initial vesting of 33% on the first anniversary of the date of grant, and additional vesting of 8.25% each three-month period thereafter; (ii) an exercise price of $4.89 per LLC Unit; (iii) vested options shall not be exercisable until an initial public offering of Galaxy's securities or a sale of all or substantially all of the assets of Galaxy or the LLC Units (a "Liquidity Event"), provided that (x) Galaxy shall have the right, but not the obligation to buy the vested Galaxy Options of a Galaxy employee who terminates employment prior to a Liquidity Event and (y) the terminated employee may retain his vested Galaxy Options until the occurrence of a Liquidity Event, at which time such options shall be exercisable for a reasonable period; and (iv) in connection with an initial public offering of Galaxy's securities, the Galaxy Options will be converted to options in a corporation providing substantially equivalent value to the employee.

         Notwithstanding the above, if any of the conditions set forth in this
Article VIII have not been satisfied, 3MC may nevertheless elect to proceed with the consummation of the transactions contemplated hereby.

                                   ARTICLE IX

                               FURTHER AGREEMENTS

         9.1 ACCESS TO RECORDS. From and after the Closing Date, Galaxy and its accountants shall have reasonable access to the financial records of 3MC relating to the Business as Galaxy deems reasonably necessary to complete an audit of 3MC's Financial Statements, provided that such examinations shall be during 3MC's normal business hours and shall not unreasonably interfere with its normal operations and activities.

         9.2 EMPLOYEES.

                  (a) Galaxy may at any time after the date of this Agreement approach 3MC's Employees and make arrangements or enter into agreements with such employees concerning becoming employees of Galaxy although Galaxy assumes by this Agreement no obligation to employ or continue the employment of any Person for any period of time after the Closing. All such offers of employment shall be expressly conditioned upon the consummation of the Closing. 3MC agrees to fully cooperate with Galaxy in connection with its offer to hire any 3MC Employees and will not take any action, directly or indirectly, to prevent any 3MC Employee from becoming employed by Galaxy from and after the Closing.

                  (b) As of the Closing, 3MC shall terminate the employment of the 3MC Employees and Galaxy will, as of the Closing, extend to the 3MC Employees listed on Schedule 9.2 offers of employment in comparable positions and with comparable compensation and benefits (excluding stock options) not less favorable than those in effect immediately prior to the Closing. All 3MC Employees who become so employed by Galaxy shall constitute a Transferred Employee. 3MC agrees to fully cooperate with Galaxy in connection with its offer to employ the 3MC Employees listed on Schedule 9.2.

                  (c) 3MC shall retain responsibility for payment of salaries and other cash compensation (including, any deferred or incentive compensation) to Transferred Employees with respect to periods of employment with 3MC prior to the later of the Closing Date, or the date a Transferred Employee becomes employed by Galaxy.

                  (d) Effective as of the Closing through December 31, 2000, Galaxy intends, to the extent practicable and reasonable, to provide the Transferred Employees and their dependents the opportunity to participate in group welfare plans maintained or established by Galaxy on the same terms and conditions as the group welfare plans maintained by 3MC immediately prior to the Closing (providing for a waiver of any pre-existing conditions and providing that credit for expenses incurred on or before the Closing Date shall be taken into account for purposes of satisfying applicable deductibles, co-payments and out-of-pocket maximums under the group health plans). As soon as practicable following the Closing, Galaxy and 3MC shall cause the assets, liabilities and obligations with respect to the Transferred Employees under 3MC's Code Section 125 cafeteria plan (including the flexible spending accounts and dependent care accounts) to be transferred to the Code Section 125 cafeteria plan in which Galaxy employees participate as of the Closing.

                  (e) Effective as of the Closing, Galaxy shall assume all responsibility for continuation coverage requirements pursuant to Section 4980B of the Code with respect to all "qualifying events" (as such term is defined in Section 4980B of the Code) occurring prior to, on or after the Closing with respect to any Transferred Employee or any "qualified beneficiary" (as defined in Section 4980B of the Code) of a Transferred Employee.

                  (f) With respect to the Transferred Employees, Galaxy will recognize all accrued and unused vacation and sick days which have accrued to the Transferred Employees through the Closing Date under 3MC's benefit plans and programs and Galaxy will allow the Transferred Employees to take their accrued vacation and sick days at any time following the Closing Date in accordance with the vacation and sick policies of Galaxy in effect as of the Closing Date. From and after the Closing through December 31, 2000, Galaxy agrees to recognize and give credit for service under its vacation and sick benefit plans and policies all years of service and years of experience recognized by 3MC under its vacation and sick benefit programs and policies immediately prior to the Closing with respect to the Transferred Employees.

                  (g) Effective as of the Closing, Galaxy shall provide the Transferred Employees with the opportunity to participate in the 401(k) defined contribution plan provided to other similarly situated employees of Galaxy on the same basis and under the same terms as provided to such similarly situated employees; provided, however, that for purposes of eligibility to make employee pre-tax deferrals (but not for purposes of receiving employer matching contributions) and for purposes of vesting service under such plan, the Transferred Employees shall receive credit for all years of service with 3MC prior to the Closing.

                  (h) Nothing express or implied in this Agreement shall confer upon any employee or former employee of 3MC or Galaxy any rights or remedies, including, without limitation, any rights of employment or continued employment or any rights to compensation or benefits for any specified period, of any nature or kind whatsoever under or by reason of this Agreement.


                                   ARTICLE X:

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY 3MC.

                  (a) 3MC shall indemnify and hold Galaxy and TOIC and their officers, directors, managers, members and employees (collectively, the "Galaxy Indemnified Parties") harmless from and against, and agree promptly to defend each of the Galaxy Indemnified Parties from and reimburse each of the Purchaser Indemnified Parties for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including, without limitation, reasonable attorney fees and other legal costs and expenses) (collectively, "Losses") that any of the Galaxy Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by 3MC in or pursuant to this Agreement; (ii) any failure by 3MC to carry out, perform, satisfy or discharge any covenants, agreements, undertakings or liabilities or obligations under this Agreement or under any of the documents delivered by 3MC pursuant to this Agreement; or (iii) the Retained Liabilities.

                  (b) Notwithstanding any other provision to the contrary, 3MC shall not have any liability under Section 10.1(a)(i) above unless a claim has been asserted with respect to the matters set forth in Section 10.1(a)(i) within two years of the Closing Date except with respect to matters arising under Sections 4.4, 4.12, 4.18 and 4.19, in which event Galaxy or TOIC must have asserted a claim within the applicable statute of limitations. Notwithstanding any provision set forth in this Agreement to the contrary, for purposes of determining whether any Losses have occurred or the amount of any such Losses, the representations and warranties of 3MC hereunder shall be considered without regard to any materiality or knowledge qualifications set forth therein. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of the LLC Units would not, by itself, constitute a Galaxy Indemnified Parties' Loss, unless and to the extent a decrease in the value of the LLC Units has been demonstrated to be as a result of any event described in Sections 10.1(a)(i), (ii) or (iii) above.

         10.2 INDEMNIFICATION BY TOIC.

                  (a) TOIC shall indemnify and hold 3MC and its directors, officers and employees (collectively, the "3MC Indemnified Parties") harmless from and against, and agree to promptly defend each of the 3MC Indemnified Parties from and reimburse each of the 3MC Indemnified Parties for, any and all Losses that any of the 3MC Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any representations and warranties made by Galaxy or TOIC in or pursuant to this Agreement; (ii) any failure by Galaxy or TOIC to carry out, perform, satisfy or discharge any covenants, agreements, undertakings or liabilities or obligations under this Agreement or under any of the documents delivered by Galaxy pursuant to this Agreement; or (iii) the Assumed Liabilities.

                  (b) Notwithstanding any other provision to the contrary Galaxy and TOIC shall not have any liability under Section 10.2(a)(i) above unless a claim has been asserted with respect to the matters set forth in Section 10.2(a)(i) within two years of the Closing Date. Notwithstanding any provision set forth in this Agreement to the contrary, for purposes of determining whether any Losses have occurred or the amount of any such Losses, the representations and warranties of Galaxy and TOIC hereunder shall be considered without regard to any materiality or knowledge qualifications set forth therein. Notwithstanding any implication to the contrary contained herein, the parties acknowledge and agree that a decrease in the value of the LLC Units would not, by itself, constitute a 3MC Indemnified Parties' Loss, unless and to the extent a decrease in the value of the LLC Units has been demonstrated to be as a result of any event described in Sections 10.2(a)(i), (ii) or (iii) above.

         10.3 NOTIFICATION OF CLAIMS; ELECTION TO DEFEND.

                  (a) A party entitled to be indemnified pursuant to Section
10.1 or 10.2 hereof, as the case may be (the "Indemnified Party"), shall notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand (a "Claim") that the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Subject to the Indemnifying Party's right to defend in good faith third party Claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Article V within 30 days after the receipt of written notice thereof from the Indemnified Party. Any amounts paid thereafter shall include interest thereon for the period commencing at the later of (i) the end of such 30-day period and (ii) the date the claim is paid by the Indemnified Party and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

                  (b) If the Indemnified Party shall notify the Indemnifying Party of any Claim pursuant to Section 10.3(a) hereof, and if such Claim relates to a Claim asserted by a third party against the Indemnified Party that the Indemnifying Party acknowledges is a Claim for which it must indemnify or hold harmless the Indemnified Party under Section 10.1 or 10.2 hereof, as the case may be, the Indemnifying Party shall have the right, at its sole cost and expense, to employ counsel of its own choosing to defend any such Claim asserted against the Indemnified Party; provided, however, that if the Indemnified Party
(i) reasonably believes that its interests with respect to a Claim (or any material portion thereof) are in conflict with the interests of the Indemnifying Party with respect to such Claim (or portion thereof), and (ii) promptly notifies the Indemnifying Party, in writing, of the nature of such conflict, then the Indemnified Party shall be entitled to choose, at the sole cost and expense of the Indemnifying Party, independent counsel to defend such Claim (or the conflicting portion thereof). The Indemnified Party shall have the right to participate in the defense of any such Claim at its own expense (except to the extent provided in the foregoing sentence), but the Indemnifying Party shall retain control over such litigation (except as provided in the foregoing sentence). The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 10.3(a) hereof of its election to defend in good faith any such third party Claim. So long as the Indemnifying Party is defending in good faith any such Claim asserted by a third party against the Indemnified Party (or has been relieved of the obligation to defend such Claim in accordance with this Section 10.3(b) as a result of a conflict of interest between the Indemnified Party and the Indemnifying Party), the Indemnified Party shall not settle or compromise such Claim without the prior written consent of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in connection with any such defense and shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim; provided, however, that the Indemnifying Party shall have agreed, in writing, to keep such records and other materials confidential except to the extent required for defense of the relevant Claim. Whether or not the Indemnifying Party elects to defend any such Claim, the Indemnified Party shall have no obligations to do so. Within 30 days after a final determination (including, without limitation, a settlement) has been reached with respect to any Claim contested pursuant to this Section 10.3(b), the Indemnifying

Party shall satisfy its obligations with respect thereto. Any amounts paid thereafter shall include interest thereon for the period commencing at the end of such 30-day period and ending on the actual date of payment, at a rate of 15% per annum, or, if lower, at the highest rate of interest permitted by applicable law at the time of such payment.

         10.4 LIMITS FOR RECOVERY OF LOSSES.

         Neither party shall be liable as the Indemnifying Party for any Claims under Section 10(a)(i) or 10(b)(i) unless and until the aggregate amount of all Claims of the Indemnified Parties under such Sections equals or exceeds $75,000, in which case the Indemnifying Party shall be liable for all Claims of the Indemnified Parties under such Sections without regard to such $75,000 limitation. In all cases, and notwithstanding anything herein to the contrary, each party shall be subject to a maximum aggregate limit of all Claims against it equal to $10 million.


                                   ARTICLE XI

                           TERMINATION; MISCELLANEOUS

         11.1 TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, as follows:

                  (a) by mutual written agreement of 3MC, Galaxy and TOIC;

                  (b) by Galaxy and TOIC, upon a material breach hereof by 3MC which has not been cured within 20 days after 3MC's receipt of written notice from Galaxy and TOIC notifying it of such default and which would cause any of the conditions set forth in Article VII of this Agreement not to have been fulfilled by June 30, 2000;

                  (c) by 3MC, upon a material breach hereof by Galaxy or TOIC which has not been cured within 20 days after Galaxy's receipt of written notice from 3MC notifying it of such default which would cause any of the conditions set forth in Article VIII of this Agreement not to have been fulfilled by June 30, 2000; and

                  (d) by Galaxy, 3MC and TOIC if the Closing has not occurred on or before June 30, 2000, provided that the party seeking to terminate this Agreement shall not then be in material breach of this Agreement.

         11.2 RIGHTS ON TERMINATION. If this Agreement is terminated because of a willful and material breach hereof by either party, the nonbreaching party shall be entitled to pursue all legal and equitable remedies against the breaching party for such breach including specific performance.

         11.3 FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments of conveyance, assignment and transfer and take such further action as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions of this Agreement.

         11.4 SURVIVAL. The representations and warranties of Galaxy, 3MC and TOIC in this Agreement shall survive the Closing until the date that is two years from the Closing Date except with respect to the representations and warranties set forth in Sections 4.4, 4.12, 4.19 and 4.20 which shall survive the Closing for the applicable statute of limitations. The agreements of Galaxy and 3MC set forth in Articles IX, X and XI in this Agreement shall survive the Closing indefinitely.

         11.5 ENTIRE AGREEMENT; AMENDMENT; AND WAIVERS. This Agreement and the agreements required to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, unless otherwise expressly provided. Time is of the essence of this Agreement. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

         11.6 EXPENSES. Except as otherwise specifically provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation, drafting and execution of this Agreement and consummation of the transactions contemplated hereby.

         11.7 BENEFIT; ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of and shall be enforceable by Galaxy, TOIC and 3MC and their respective proper successors and assigns. This Agreement (and any rights, obligation or liabilities hereunder) may not be assigned or delegated in whole or in part by any party without the prior written consent of the other parties; provided, however, that Galaxy may assign in whole or in part its rights, obligations or liabilities hereunder to an Affiliate of Galaxy or to any Person who purchases all or substantially all of the assets or stock of Galaxy whether by merger or otherwise, and Galaxy may collaterally assign this Agreement to any lender of Galaxy or such Affiliate.

         11.8 NOTICES. All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                  if to the Company:

                           Third Millennium Communications, Inc.
                           125 Clairemont Avenue
                           Suite 400
                           Atlanta, Georgia 30030
                           Attn:  Mr. Gerald E. Eickhoff, Chairman
                           Telecopier number:  404-377-4692


                           with a copy (which shall not constitute Notice) to:

                           Kilpatrick Stockton LLP
                           1100 Peachtree Street
                           Suite 2800
                           Atlanta, Georgia 30309
                           Attention: John Pratt, Esq.
                           Telecopier number:  (404) 815-6555

                  if to the Purchaser or TOIC:

                           c/o The Official Information Company
                           250 West 57th Street, Suite 2421
                           New York, New York 10019
                           Attn:  Ian Thomas, President and CEO
                           Telecopier number:  (212) 247-0026

                           with a copy (which shall not constitute Notice) to:

                           Stacey Orr Gallant, Esq.
                           Greenberg Traurig, LLP
                           3060 Peachtree Road, Suite 1100
                           Atlanta, Georgia  30305
                           Telecopier number:  (404) 233-5824

         11.9 COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         11.10 SEVERABILITY. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

         11.11 NO RELIANCE. Except for any assignees permitted by Section 11.7 of this Agreement:

                  (a) no third party is entitled to rely on any of the representations, warranties and agreements of Galaxy, TOIC or 3MC contained in this Agreement; and

                  (b) Galaxy, TOIC and 3MC assume no liability to any third party because of any reliance on the representations, warranties and agreements of Galaxy, TOIC or 3MC contained in this Agreement.

         11.12 JUDICIAL INTERPRETATION. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party which itself or through its agent prepared the same, it being agreed that the agents of each party have participated in the preparation hereof.

         11.13 SATURDAYS, SUNDAYS AND LEGAL HOLIDAYS. If the time period by which any acts or payments required hereunder must be performed or paid expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended to the close of business on the next regularly scheduled business day.

         11.14 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE HOLDER'S INVESTMENT IN THE COMPANY CONTEMPLATED HEREBY. THE SCOPE OF THIS JURY TRIAL WAIVER SHALL BE LIMITED TO DISPUTES BETWEEN THE COMPANY AND THE HOLDER AND SHALL NOT EXTENT TO DISPUTES BETWEEN THE COMPANY AND ANY OTHER PERSON.

         11.15 INCOME TAX POSITION. Neither Galaxy nor 3MC nor TOIC shall take a position for income tax purposes which is inconsistent with this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Asset Contribution Agreement as of the day and year first above written.

                                  GALAXY INFORMATION SERVICES, LLC


                                  By:
                                        ---------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------


                                  THIRD MILLENNIUM COMMUNICATIONS, INC.


                                  By:
                                        ---------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------



                                  THE OFFICIAL INFORMATION COMPANY


                                  By:
                                        ---------------------------------------
                                  Name:
                                        ---------------------------------------
                                  Title:
                                        ---------------------------------------




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